Exhibit 4.1

C L I F F O R D	LIMITED LIABILITY PARTNERSHIP

C H A N C E
CONFORMED COPY

DATED 18 NOVEMBER 2003
NATIONAL GRID TRANSCO plc
(formerly National Grid Group plc)
as Borrower

THE BANK OF TOKYO-MITSUBISHI, LTD.
BARCLAYS CAPITAL
DRESDNER KLEINWORT WASSERSTEIN LIMITED
and
HSBC BANK plc
as Bookrunners

HSBC BANK plc
as Facility Agent

HSBC BANK USA
as Swingline Agent

and

CERTAIN BANKS AND FINANCIAL INSTITUTIONS
as Banks

US$1,485,000,000 364 DAY MULTI-CURRENCY REVOLVING CREDIT
WITH TERM OUT OPTION (INCLUDING US$300,000,000
SWINGLINE ADVANCE FACILITY)

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THIS AGREEMENT is made on 18 November 2003

BETWEEN:

(1)	NATIONAL GRID TRANSCO plc (formerly National Grid Group plc) (a company incorporated in England and Wales with registered number 04031152) (the “Borrower”) as borrower;

(2)	THE BANK OF TOKYO-MITSUBISHI, LTD., BARCLAYS CAPITAL, DRESDNER KLEINWORT WASSERSTEIN LIMITED and HSBC BANK plc as joint bookrunners (the “Bookrunners”);

(3)	THE FINANCIAL INSTITUTIONS listed in part III of Schedule 1 (The Banks) as joint Mandated Lead Arrangers (the “Mandated Lead Arrangers”);

(4)	HSBC BANK plc as facility agent (the “Facility Agent”);

(5)	HSBC BANK USA as swingline agent (the “Swingline Agent”); and

(6)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Part I and Part II of Schedule 1 (The Banks) as Banks.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“2001 Facility Agreement” means the syndicated revolving credit facility agreement dated 22 November 2001 (as amended from time to time) between (amongst others) National Grid Group plc, New National Grid plc as borrowers and guarantors and NGG Finance plc as a borrower and HSBC Investment Bank plc as facility agent.

“Advance” means a Revolving Facility Advance or a Term-out Advance made or to be made by a Revolving Facility Bank under the Revolving Facility or a Swingline Advance made or to be made available by a Swingline Bank.

“Affiliate” means a Subsidiary or a Holding Company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that Holding Company.

“Affiliated Bank” means a Bank which is an Affiliate of another Bank.

“Agent” means the Facility Agent or the Swingline Agent and the term “relevant Agent” shall be construed accordingly.

“Agreed Percentage” means in relation to a Revolving Facility Bank and a Swingline Advance, the amount of its Revolving Facility Commitment expressed as a percentage of the Total Commitments.

“Anniversary” means an anniversary of the Signing Date.

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“Applicable Margin” means the percentage rate per annum determined from time to time to be the Applicable Margin in accordance with Clause 9.6 (Applicable Margin).

“Asset Disposal” means any single disposal of any assets (including but not limited to a disposal of any Subsidiary or Affiliate, any disposal to facilitate or as part of a securitisation and any issue by the Borrower or a Principal Subsidiary of any debt instrument convertible into all or any part of the equity share capital owned by it in another member of the Group) by the Borrower or a Principal Subsidiary after the Signing Date other than a disposal of assets permitted under paragraphs (b)(i) to (b)(xi) of Clause 18.9 (Disposals).

“Authority” means the Gas and Electricity Markets Authority established by section 1(1) of the Utilities Act.

“Availability Period” means the period from the Signing Date to the date which is 364 days after the Signing Date or, in relation to any Bank, such later date as that Bank may have agreed under Clause 5.7 (Extension of Availability Period).

“Banks” means the Revolving Facility Banks and the Swingline Banks.

“Business Day” means:

(a)	a day (other than a Saturday or a Sunday) on which banks are open for general interbank business in:

(i)	London and, in relation to a transaction involving Dollars, New York; and

(ii)	in relation to a transaction involving an Optional Currency (other than Euros), the principal financial centre of the country of that Optional Currency; and

(b)	in relation to a rate fixing for, or payment in, Euros, a TARGET Day.

“Cash or Cash Equivalents” means:

(a)	cash in hand and deposits with any bank or other financial institution (including cash in hand and deposits denominated in freely convertible foreign currencies);

(b)	securities issued or guaranteed by the UK government or the United States government;

(c)
participations in open-ended mutual funds which invest in commercial paper, banker’s acceptances, repurchase agreements, government securities, certificates of deposit, and other highly liquid and safe securities, and pay money market rates of interest, which are rated at least AA by S&P or Aa2 by Moody’s and which are immediately convertible into cash;

(d)

(i)	debt securities rated at least A1 by Moody’s or A+ by S&P;

(ii)	commercial paper rated at least A-1 by Moody’s and P-1 by S&P;

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(iii)	certificates of deposit or time deposits or banker’s acceptances issued by any commercial bank (which has outstanding debt securities rated as referred to above in (c) and (d)(i));

(iv)	investments in money market funds which invest substantially all of their assets in securities of the type referred to above; and

(v)	any other instrument, security or investment approved in writing by the Majority Banks, and

(e)
all currency or interest rate swaps, cap or collar arrangements or any other derivative instruments held by any member of the Group with a contractual counterparty which has a long term credit rating of at least A- by S&P or A3 by Moody’s which are freely realisable and, if terminated at the date of calculation of Cash or Cash Equivalents, would result in a termination payment being payable by the relevant contractual counterparty, the value of such instruments to be calculated by aggregating the mark-to-market values of all such instruments, to the extent beneficially owned by a member of the Group free of restrictions (other than exchange control requirements) on withdrawal or transfer (in the case of cash) and (in all cases) unencumbered by any Security Interests other than Security Interests permitted under paragraph (c) of Clause 18.8 (Negative Pledge).

“Companies Act Subsidiary” means a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989.

“Dangerous Substance” means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour) which (whether alone or in conjunction with any other substance) gives rise to a risk of causing harm to man or any other living organism or causing damage to the Environment or public health or welfare and includes but is not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste.

“Default” means an Event of Default or any event which, with the giving of notice, expiry of any applicable grace period, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing) in each case as specified in Clause 19 (Default), would constitute an Event of Default.

“Disposal Proceeds” means in relation to any Asset Disposal, the value of all the consideration received or receivable by the Group in relation to that Asset Disposal whether at the time of the Asset Disposal or on a deferred basis and for this purpose:

(a)	counting as part of the consideration the aggregate principal amount of any Financial Indebtedness in the entity disposed of and which remains in that entity immediately after the Asset Disposal;

(b)
taking the value of any deferred consideration as an amount determined by the auditors of the Borrower to represent its net present value as at the time the Asset Disposal is substantially completed; and

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(c)	taking non-cash proceeds at their fair value as at the time the Asset Disposal is substantially completed.

“Distribution Networks” means each of the eight regional networks comprising the LDZs set out below:

(a)	East Midlands LDZ and East Anglia LDZ;

(b)	London LDZ;

(c)	North of England LDZ and Yorkshire LDZ;

(d)	North West England LDZ ;

(e)	Scotland LDZ;

(f)	South of England LDZ and South East of England LDZ;

(g)	Wales LDZ and South West of England LDZ;

(h)	West Midlands LDZ.

“Double Taxation Treaty” means any convention between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

“Electricity Act” means the UK Electricity Act 1989 as amended from time to time and all subordinate legislation made under it.

“EMU” means Economic and Monetary Union as contemplated by the Treaty establishing the European Community.

“EMU legislation” means legislative measures of the European Union in relation to EMU.

“Energy and Network Business” means the business of generation, storage, metering, trading, supply or the operation, maintenance, development and exploitation of a transmission or distribution network for electricity, gas or other sources of energy, the undertaking of an energy and telecoms business generally and any businesses ancillary or incidental to any of those businesses.

“Energy Laws” means the Electricity Act, the Gas Act, Utilities Act and all other laws, regulations or requirements of any relevant authority (in so far as such regulations or requirements have the force of law) relating to the generation, operation, maintenance, development and exploitation of a transmission or distribution network, metering, trading or supply of electricity, gas or other sources of energy in each jurisdiction in which the Borrower or any of its Subsidiaries carries on business at any time.

“Environment” means the media of air, water and land (wherever occurring) and in relation to the media of air and water includes, without limitation, the air and water within buildings and the air and water within other natural or man-made structures above or below ground and any water contained in any underground strata.

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“Environmental Approvals” means all authorisations of any kind required under Environmental Laws to which any member of the Group is subject at any time.

“Environmental Law” means all legislation, regulations or orders (insofar as such regulations or orders have the force of law) to the extent that they relate to the protection or impairment of the Environment or the control of Dangerous Substances to which any member of the Group is subject at any relevant time.

“EURIBOR” means in relation to any Advance in Euros:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the Interest Period or Term of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the European interbank market;

at or about 11.00 a.m. Brussels time on the applicable Rate Fixing Day for the offering of deposits in Euros for the applicable Interest Period for a Term-out Advance or the Term of an Advance (other than a Term-out Advance).

“Euro, Euros, €” means the single currency of the Participating Member States.

“Euro unit” means a unit of the Euro as defined in EMU legislation.

“Event of Default” means an event specified as such in Clause 19.1 (Events of Default).

“Existing Bank” shall have the meaning given to it in Clause 27.2(a) (New Banks).

“Facilities” means the Revolving Facility and the Swingline Advance Facility (as a sub-limit of the Revolving Facility).

“Facility Agent’s Spot Rate of Exchange” means the spot rate of exchange as determined by the Facility Agent for the purchase of the relevant Optional Currency in the London foreign exchange market with Dollars at or about 11.00 a.m. on a particular day.

“Facility Office” means the office or offices notified by a Bank to the relevant Agent in writing on or before the date it becomes a Bank through which it will perform all or any of its obligations under this Agreement (or, in the case of any New Bank, the office(s) specified in the relevant Transfer Certificate) or such other office(s) as it may from time to time select by not less than five Business Days’ notice to the relevant Agent.

“Federal Funds Rate” means, in relation to any day, the rate per annum equal to:

(a)
the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

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(b)
if a rate is not published for that day or preceding day, the average of the quotations for that day on those transactions received by the Swingline Agent from three Federal funds brokers of recognised standing selected by the Swingline Agent.

“Fee Letter” means each of:

(a)	the arrangement fee letter from the Bookrunners to the Borrower dated 13 October 2003 setting out the amount of fees referred to in Clause 21.1 (Arrangement and Participation fees); and

(b)	the agency fee letter from the Facility Agent to the Borrower dated on or around the Signing Date setting out the amount of fees referred to in Clause 21.4 (Agency fee).

“Final Maturity Date” means, subject to Clause 8 (Prepayment and Cancellation):

(a)	the date falling 364 days after the Signing Date; or

(b)
where any Revolving Facility Banks agree to extend the Availability Period pursuant to Clause 5.7 (Extension of Availability Period) then, with respect to Revolving Facility Advances and Swingline Advances made under the Revolving Facility by those Revolving Facility Banks (in their capacity as a Revolving Facility Bank or Swingline Bank as appropriate) only;

(i)	the date that is 364 days after the date in paragraph (a) above; or

(ii)	the date that is 364 days after the immediately preceding extended final maturity date in the case of multiple extensions; or

(c)	in the case of a Term-out Advance, the date specified as such in the Utilisation Request for the Term-out Advance in accordance with paragraph (e) of Clause 5.2 (Form of Utilisation Request).

“Finance Document” means this Agreement, a Fee Letter, a Transfer Certificate and any other document designated in writing as such by an Agent and the Borrower.

“Finance Party” means each of the Bookrunners, Mandated Lead Arrangers, the Banks and the Agents (as the context requires).

“Financial Indebtedness” means (without double counting) any indebtedness in respect of:

(a)	moneys borrowed or debit balances at banks and other financial institutions;

(b)	any debenture, bond, note, commercial paper, loan stock or other debt instrument;

(c)	any acceptance (or dematerialised equivalent) or documentary credit facilities, bill discounting or factoring facilities;

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(d)	receivables sold or discounted (otherwise than on a non-recourse basis);

(e)
the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f)	leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

(g)	currency or interest swap, cap or collar arrangements or any other derivative instrument;

(h)	amounts raised under any other transaction having the commercial effect of a borrowing or raising of money; and

(i)	any guarantee, indemnity or similar assurance in respect of indebtedness of any person falling within any of paragraphs (a) to (h) (both inclusive) above.

“Financial Indebtedness Limit” means each of the limits placed on the amount of permitted Financial Indebtedness of Subsidiaries set out in paragraph (a)(ii) of Clause 18.15 (Restriction on Subsidiary Financial Indebtedness).

“GAAP” means generally accepted accounting principles in the United Kingdom.

“Gas Act” means the Gas Act 1986 as amended from time to time and all subordinate legislation made under it.

“Group” means the Borrower and its Subsidiaries from time to time, but if at any time a Project Finance Company is a Subsidiary Undertaking but not a Companies Act Subsidiary, then, for so long as it shall be a Subsidiary Undertaking but not a Companies Act Subsidiary, it shall be deemed for the purposes of the Finance Documents (unless the contrary is specified) not to be a member of the Group.

“Information Memorandum” means the document in the form approved by the Borrower concerning the Group which, at the Borrower’s request and on its behalf, was prepared in relation to this transaction and distributed by the Bookrunners to selected financial institutions prior to the Signing Date.

“Interest Date” means the last day of an Interest Period.

“Interest Period” means, in relation to a Term-out Advance, each period determined in accordance with Clause 9.1 (Selection of Interest Periods for Term-out Advances) or, in relation to overdue amounts, Clause 9.4 (Default interest).

“Interest Period Selection Notice” means a notice substantially in the form set out in Schedule 4 (Form of Utilisation Request/Interest Period Selection Notice).

“LDZ” means each of the 12 parts of the gas transportation system in Great Britain (excluding the national transmission system) for the time being designated as such by Transco plc and described by reference to a geographical area in which the assets of the LDZ are located.

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“LIBOR” means in relation to any Advance (other than a Swingline Advance or an Advance in Euros):

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the currency, Interest Period or Term of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. London time on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Advance for the applicable Interest Period for a Term-out Advance or the Term of an Advance (other than a Term-out Advance).

“Majority Banks” means, at any time, Revolving Facility Banks the sum of whose aggregate undrawn Revolving Facility Commitments and Original Dollar Amount of Utilisations at that time aggregate at least 66 2/3 per cent. of the sum of the aggregate Original Dollar Amount of all Utilisations then outstanding and the then undrawn Revolving Facility Total Commitments (or if the Revolving Facility Total Commitments have been reduced to zero and there are no Utilisations then outstanding, whose Revolving Facility Commitments aggregate at least 66 2/3 per cent. of the Revolving Facility Total Commitments immediately before the reduction).

“Mandatory Cost” means the percentage per annum calculated by the Facility Agent in accordance with Schedule 3 (Calculation of the Mandatory Cost).

“Material Licence” means each of the following:

(a)	the transmission licences granted under Section 6(l)(b) of the Electricity Act;

(b)	the gas transporter licence treated as granted under Section 7 of the Gas Act; and

(c)
each other licence, permission, concession or franchise granted by any Utility Regulator to a Principal Subsidiary pursuant to an Energy Law or otherwise which is material to the continuation or authorisation of that Principal Subsidiary’s Energy and Network Business, and any other licences notified as such by the Borrower to the Facility Agent.

“Maturity Date” means the last day of the Term of an Advance (other than a Term-out Advance).

“Moody’s” means Moody’s Investors Services, Inc.

“New York Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in New York.

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“Optional Currency” means Sterling, Euros and any other currency which is for the time being freely transferable and convertible into Dollars and deposits of which are readily available in the London interbank market.

“Original Dollar Amount” means in relation to Utilisations under the Revolving Facility:

(a)	if a Utilisation is denominated in Dollars, the principal amount of that Utilisation; or

(b)
if a Utilisation is denominated in any other currency, the principal amount of that Utilisation notionally converted into Dollars on the basis of the Facility Agent’s Spot Rate of Exchange on the date of receipt by the Facility Agent of the Utilisation Request for, or Interest Period Selection Notice in relation to, that Utilisation.

“Original Group Accounts” means the audited consolidated accounts of the Group for the year ended 31 March 2003 prepared in accordance with GAAP.

“Participating Member State” means a member state of the European Union that, at the relevant time, has adopted the Euro as its currency in accordance with EMU legislation.

“Party” means a party to this Agreement.

“Prime Rate” means, on any day, the prime commercial lending rate from time to time publicly announced by the Swingline Agent, which rate may not be the lowest rate charged to its borrowers. Each change in the interest rate on a Swingline Advance which results from a change in the Prime Rate becomes effective on the day on which the change in the Prime Rate becomes effective.

“Principal Subsidiary” means:

(a)	National Grid Company plc, registered number 2366977;

(b)	Transco plc, registered number 2006000;

(c)	Niagara Mohawk Power Corporation, a New York corporation;

(d)	Massachusetts Electric Company, a Massachusetts corporation;

(e)	Narragansett Electric Company, a Rhode Island corporation;

(f)	New England Power Company, a Massachusetts corporation,

provided always that if the whole or substantially the whole of the assets of a Principal Subsidiary is transferred by that Principal Subsidiary (the “disposing Subsidiary”) to another Subsidiary of the Borrower or a number of Subsidiaries of the Borrower (each a “receiving Subsidiary”), the disposing Subsidiary shall forthwith upon the transfer cease to be a Principal Subsidiary and the receiving Subsidiary shall forthwith upon the transfer become a Principal Subsidiary.

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“Project Finance Borrowing” means any Financial Indebtedness to finance a project:

(a)
which is borrowed by a single purpose company, partnership or other legal person (whether or not a member of the Group) where its or one or more of its subsidiaries, principal assets and business are constituted by that project and whose liabilities in respect of the Financial Indebtedness concerned are not directly or indirectly the subject of a guarantee, indemnity or other form of assurance, undertaking or support from any member of the Group (except as expressly referred to in paragraph (b)(iii) below or as a result of the making of acceptances or endorsements of bills in the ordinary course of trading or payment netting arrangements and other usual course of business banking arrangements); or

(b)
in respect of which the person or persons making that Financial Indebtedness available to the relevant borrower (whether or not a member of the Group) have no recourse whatsoever to any member of the Group for the repayment of or payment of any sum relating to that Financial Indebtedness other than:

(i)
recourse to the borrower or one or more of its subsidiaries, for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the project; and/or

(ii)
recourse to the borrower, or one or more of its subsidiaries or any shareholder of the borrower for the purpose only of enabling amounts to be claimed in respect of that Financial Indebtedness in an enforcement of any Security Interest permitted pursuant to Clause 18.8 (Negative pledge) given by the borrower or one or more of its subsidiaries over the assets comprised in the project (or given by any shareholder of the borrower over its shares in the borrower together with, in the case of a UK incorporated shareholder whose only material assets are those shares in the borrower, a supporting floating charge over all or substantially all of its assets, to secure that Financial Indebtedness or any recourse referred to in (iii) below or as a result of the making of acceptances or endorsements of bills in the ordinary course of trading or payment netting arrangements and other usual course of business banking arrangements, provided that (A) the extent of the recourse to the borrower or one or more of its subsidiaries or shareholder is limited solely to the amount of any recoveries made on any such enforcement, and (B) the person or persons are not entitled, by virtue of any right to claim arising out of or in connection with the Financial Indebtedness, to commence proceedings for the winding up or dissolution of the borrower or shareholder or to appoint or procure the appointment of any receiver, trustee or similar person or official in respect of the borrower or shareholder or any of its assets (save for the assets the subject of the relevant Security Interest); and/or

(iii)
recourse to such borrower generally, or directly or indirectly to a member of the Group under any form of assurance or undertaking, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available; or

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(c)	which the Majority Banks shall have agreed in writing to treat as Project Finance Borrowing for the purposes of the Finance Documents.

If at any time any Financial Indebtedness is made to finance a project and that Financial Indebtedness does not qualify as a Project Finance Borrowing pursuant to the above paragraphs (b)(i), (ii) or (iii) but would so qualify if there were not recourse to a member of the Group which is either (i) limited as to the period during which it is in force (for example, during the period up to completion of the project) or (ii) limited as to the obligations of the borrower to which it applies, then, in any such case, the Financial Indebtedness shall be regarded as a Project Finance Borrowing for the purposes of this definition to the extent that, and during the period that, there is no such recourse to a member of the Group.

“Project Finance Company” means any company, partnership or other legal person falling within the scope of paragraph (a) of the definition of Project Finance Borrowing or which the Majority Banks have agreed shall be treated as a Project Finance Company for the purposes of the Finance Documents.

“PUHCA” means the United States of America Public Utility Holding Company Act of 1935, as amended.

“QTE Lease” means a lease or hire purchase transaction involving assets which the lessee has reason to believe will represent qualified technological equipment under the US tax code at the time of the inception of the lease or hire purchase transaction.

“Qualifying Bank” means a Bank which is for an Advance to the Borrower (incorporated in the United Kingdom), either:

(a)	a UK Bank; or

(b)	a Treaty Bank.

“Rate Fixing Day” means in relation to any Advance (other than a Swingline Advance):

(a)	the second Business Day before the first day of an Interest Period or the Term of an Advance (other than an Advance in Sterling or Euros); or

(b)	in the case of an Advance in Sterling, the first day of an Interest Period or the Term of that Advance; or

(c)	in the case of an Advance in Euros, the second TARGET Day before the first day of an Interest Period or the Term of that Advance,

or such other day on which it is market practice in the relevant interbank market for leading banks to give quotations for deposits in the relevant currency for delivery on the first day of the relevant Interest Period or Term, as determined by the Facility Agent.

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“Reference Banks” means, subject to Clause 27.4 (Reference Banks), the principal London offices of Barclays Bank PLC, HSBC Bank plc and The Royal Bank of Scotland plc.

“Regulated Holding Company” means, in respect of any Bank, any person which is a Holding Company (as defined in section 736 of the Companies Act 1985) of that Bank and is regulated as a bank or other financial institution.

“Regulatory Order” means, with respect to any Principal Subsidiary, any material order or regulation issued by a Utility Regulator that is applicable to such Principal Subsidiary.

“Relevant Time” means the applicable time set opposite a Clause number in Schedule 6 (Timetables).

“Requisite Extension Majority” means at least two of the Banks under the Revolving Facility (whose Revolving Facility Commitments are in aggregate at least equal to 50% of the Revolving Facility Total Commitments) which agree to extend the Availability Period pursuant to Clause 5.7 (Extension of Availability Period).

“Requested Amount” means the requested amount of a Utilisation as set out in a Utilisation Request.

“Revolving Facility” means the facility referred to in Clause 2.1 (The Facilities) (including the Swingline Advance Facility except where the context requires otherwise).

“Revolving Facility Advances” means any Advances except Term-out Advances and Swingline Advances.

“Revolving Facility Banks” means each of the banks and financial institutions listed in Part I of Schedule 1 (The Banks), their respective successors in title and any other bank or financial institution which becomes a Party pursuant to Clause 26.3 (Increase of Revolving Facility Total Commitments) or Clause 27.3 (Procedure for transfers).

“Revolving Facility Commitment” means in relation to a Bank:

(a)	the amount in Dollars set opposite its name in Part I of Schedule 1 (The Banks); or

(b)	the amount of that Revolving Facility Commitment acquired by such Bank pursuant to Clause 27.2 (New Banks) and/or Clause 27.3 (Procedure for transfers),

less in each case the amount of that Revolving Facility Commitment cancelled, reduced or transferred by that Bank pursuant to this Agreement.

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“Revolving Facility Total Commitments” means, on any day and from time to time, the aggregate of the Revolving Facility Commitments, being US$1,485,000,000 at the date of this Agreement.

“Screen Rate” means:

(a)	in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

(b)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Banks.

“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Signing Date” means the date of this Agreement.

“S&P” means Standard & Poor’s Corporation.

“Subsidiaries” means Companies Act Subsidiaries and Subsidiary Undertakings (and “Subsidiary” shall be construed accordingly).

“Subsidiary Undertaking” means a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985 (as inserted by Section 21 of the Companies Act 1989).

“Swingline Advance” means an Advance in Dollars made or to be made by a Swingline Bank under the Swingline Advance Facility and drawn under Clause 6.1 (Receipt of Utilisation Requests).

“Swingline Advance Facility” means the facility referred to in paragraph (ii) of Clause 2.1 (The Facilities), which comprises a sub-limit of the Revolving Facility.

“Swingline Banks” means each of the banks and financial institutions (being, in each case, a Revolving Facility Bank (or its Affiliated Bank) listed in Part II of Schedule 1 (The Banks), their respective successors in title and any other bank or financial institution which becomes a Party pursuant to Clause 26.3 (Increase of Revolving Facility Total Commitments) or Clause 27.3 (Procedure for transfers).

“Swingline Commitment” means in relation to a Swingline Bank:

(a)	the amount in Dollars set opposite its name in Part II of Schedule 1 (The Banks); or

(b)
the amount of that Swingline Commitment acquired by such Bank pursuant to Clause 27.2 (New Banks) and/or Clause 27.3 (Procedure for transfers), less in each case the amount of that Swingline Commitment cancelled, reduced or transferred by that Bank pursuant to this Agreement.

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“Swingline Rate” means, on any day, the higher of:

(a)	the US Dollar Prime Rate, and

(b)	the aggregate of the Federal Funds Rate plus 0.50 per cent. per annum on that day.

“TARGET Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Term” means, in relation to any Advance (other than a Term-out Advance) the period selected by the Borrower for which the relevant Advance is to be outstanding, as specified in the Utilisation Request.

“Term-out Advance” means an Advance drawn under paragraph (b) of Clause 7.1 (Repayment of Revolving Facility Advances and Term-out Advances).

“Total Commitments” means the Revolving Facility Total Commitments (which includes the Total Swingline Commitments as a sub-limit within the Revolving Facility Total Commitments).

“Total Swingline Commitments” means, on any day and from time to time, the aggregate of the Swingline Commitments.

“Transfer Certificate” has the meaning given to it in Clause 27.3 (Procedure for transfers).

“Treaty Bank” means an institution which is resident (as such term is defined in the appropriate Double Taxation Treaty) in a country with which the United Kingdom has an appropriate Double Taxation Treaty giving residents of that country exemption from UK taxation on interest and does not carry on business in the United Kingdom through a permanent establishment with which the Treaty Bank’s participation in the Facilities is effectively connected.

“UK Bank” means a Bank which is within the charge to UK corporation tax in respect of, and is beneficially entitled to, a payment of interest on an Advance made by a person that was a bank for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in Section 840A of the Income and Corporation Taxes Act 1988) at the time an Advance was made available.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States” means the United States of America.

“Utilisation” means a utilisation of any of the Facilities pursuant to the terms of this Agreement and includes all the Advances made or to be made therein.

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“Utilisation Date” means in the case of any Utilisation, the date for the making of the relevant Advances.

“Utilisation Request” means a notice substantially in the form set out in Schedule 4 (Form of Utilisation Request/Interest Period Selection Notice).

“Utilities Act” means the Utilities Act 2000 as amended from time to time and all subordinate legislation made under it.

“Utility Regulator” means any state or federal regulatory body in the United States having the authority to regulate any Principal Subsidiary in its capacity as a public utility, including the Federal Energy Regulatory Commission, the Massachusetts Department of Telecommunications and Energy, the New York Public Service Commission, the Rhode Island Public Utilities Commission and the United States Securities and Exchange Commission.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, any reference to:

(i)	an “amendment” includes a supplement, variation, novation, re-enactment or a waiver;

“assets” includes present and future properties, revenues and rights of every description;

an “authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

“Barclays Capital” is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

“indebtedness” shall be construed so as to include any obligation for the payment or repayment of money, whether present or future, actual or contingent and whether incurred as principal or surety;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not); or

(b)	if there is no numerically corresponding day in the calendar month in which that period ends, that period shall end on the last Business Day in that calendar month;

a “person” includes any individual, company, unincorporated association or body or persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

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a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but, if not having the force of law, being one with which the relevant Party is accustomed to comply) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

“tax” includes any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

(ii)	a provision of a law is a reference to that provision as amended or re-enacted;

(iii)	the term “Secretary of State” shall be construed as a reference to that term as used in the Electricity Act or Gas Act (as applicable);

(iv)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(v)	a person includes its successors, transferees and assigns;

(vi)	a Finance Document or another document is a reference to that Finance Document or that other document as amended;

(vii)	a time of day is a reference to London time; and

(viii)	“Sterling” and “£” and “Dollars” and “US$” denote the lawful currencies for the time being of the United Kingdom and the United States of America respectively.

(b)
Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c)	The index and headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms and conditions hereof, the Banks grant to the Borrower a committed 364 day Dollar denominated multi currency revolving credit facility, with extension options and an option to draw Term-out Advances pursuant to which:

(i)
the Revolving Facility Banks shall, when requested by the Borrower, make cash advances in Dollars or in Optional Currencies to the Borrower on a revolving basis during the Availability Period or on a term basis once the option to draw a Term-out Advance has been exercised; and

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(ii)	the Swingline Banks shall, when requested by the Borrower, make to the Borrower Swingline Advances in Dollars on a revolving basis during the Availability Period.

2.2	Overall Facilities limit and sub-limit

(a)	No Utilisation shall be made if it would cause the aggregate Original Dollar Amount of all outstanding Advances to exceed the Total Commitments.

(b)	No Utilisation shall be made if it would cause the aggregate Original Dollar Amount of all outstanding Utilisations under the Swingline Advance Facility to exceed the Total Swingline Commitments.

2.3	Bank limits

(a)
No Advance shall be made by any Revolving Facility Bank if the operation of Clause 5.3 (Amount of each Revolving Facility Bank’s Advance) would cause the total amount outstanding and owing to that Revolving Facility Bank (and its Affiliated Bank (if any)) (together the “affected Bank”) to exceed its Revolving Facility Commitment at that time.

(b)
No Swingline Advance shall be made by any Swingline Bank if the operation of Clause 6.3 (Amount of each Swingline Bank’s Advance) would cause the total amount outstanding and owing to the affected Bank to exceed its Swingline Commitment or its Revolving Facility Commitment at that time.

(c)
For the purposes of this Clause 2.3, the “total amount outstanding” of a Bank on any Utilisation Date is the aggregate Original Dollar Amount of all Advances made by that Bank under the Facilities (including the Swingline Facility) which would be outstanding on that Utilisation Date if:

(i)	all outstanding Utilisations having Maturity Dates or Final Maturity Dates which fall on or before that Utilisation Date are repaid; and

(ii)	all Utilisations to be made on or before that Utilisation Date and in respect of which a Utilisation Request has been received by the relevant Agent are made.

2.4	Availability, number of Utilisation Requests and Utilisations

(a)	No Utilisation may be made at any time after the date one month prior to the applicable Final Maturity Date.

(b)
No Utilisation Request may specify a Utilisation Date which is within three Business Days of another Utilisation Date (unless the Utilisation the subject of that Utilisation Request is to refinance an existing Utilisation).

(c)
No more than one Utilisation Request may be delivered on any one day but that Utilisation Request may subject to Clause 5 (Availability of Revolving Facility Advances and Term-out Advance) and Clause 6 (The Swingline Advance Facility) specify any number and type of Utilisations from the Facilities.

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(d)
Unless the Facility Agent agrees otherwise, no more than 20 Utilisations may be outstanding at any one time save that no Utilisations under the Swingline Advance Facility are to be counted for the purposes of this provision.

2.5	Nature of each Finance Party’s rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several.

(b)
The failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents and no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(c)	The rights of a Finance Party under the Finance Documents are divided rights and a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.	PURPOSE

3.1	Use of proceeds

The Borrower shall apply each Utilisation made to it under the Facilities to meet the general corporate purposes of the Group (including, but not limited to, supporting the Group’s US commercial paper programme), provided that the Borrower shall not apply the proceeds of a Swingline Advance towards the repayment of an outstanding Swingline Advance.

3.2	No enquiry

Without affecting the obligations of the Borrower in any way no Finance Party is bound to monitor or verify the application of the proceeds of any Utilisation.

4.	CONDITIONS PRECEDENT

4.1	Documentary conditions precedent

The obligations of each Finance Party to the Borrower under this Agreement are subject to the condition precedent that the Facility Agent has notified the Borrower and the Banks that it has received all of the documents set out in Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to it.

4.2	Further conditions precedent generally

The obligations of each Bank to participate in a Utilisation are subject to the further conditions precedent that on both the relevant date of the Utilisation Request and the Utilisation Date:

(a)
the representations and warranties in Clause 17 (Representations and Warranties) to be repeated on those dates are correct and will be correct in all material respects immediately after the Utilisation; and

(b)
no Default is outstanding or would result from the Utilisation (provided that where no notice has been given pursuant to Clause 19.15 (Acceleration) but where a Default is outstanding each Bank shall be obliged to participate in a Utilisation, to the extent required by the terms hereof, where such Utilisation is in the same currency as and is in an amount equal to or less than an outstanding Utilisation which is to mature on the Utilisation Date for the proposed Utilisation and is to be applied on such Utilisation Date in repaying such outstanding Utilisation).

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5.	AVAILABILITY OF REVOLVING FACILITY ADVANCES AND TERM-OUT ADVANCES

5.1	Receipt of Utilisation Requests

The Borrower may borrow Revolving Facility Advances or a Term-out Advance if the Facility Agent receives, not later than the Relevant Time, a duly completed Utilisation Request. Each such Utilisation Request shall be copied to the Swingline Agent.

5.2	Form of Utilisation Request

A Utilisation Request for a Revolving Facility Advance or a Term-out Advance will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day during the Availability Period;

(b)
the Requested Amount for each separate Utilisation comprising a Revolving Facility Advance or a Term-out Advance is in a minimum Original Dollar Amount of US$50,000,000 and an integral multiple of US$10,000,000, (or such other amount as the Borrower and the Facility Agent may agree before the delivery of that Utilisation Request) or an integral multiple of the amounts in the relevant Optional Currency agreed between the Borrower and the Facility Agent before the delivery of the relevant Utilisation Request;

(c)	only one Term or, in the case of Term-out Advances, one Interest Period and Final Maturity Date, for each separate Utilisation is specified which:

(i)	does not extend beyond the Availability Period (other than in the case of Term-out Advances); and

(ii)
is a period of 1, 2, 3 or 6 months for any Advance (or such other period as all the Revolving Facility Banks may previously have agreed for the purposes of such Advances provided that the Revolving Facility Banks agree that the Borrower may select such other period as may be necessary for the purposes of facilitating the accession of additional financial institutions pursuant to Clause 26.3 (Increase of Revolving Facility Total Commitments);

(d)	the payment instructions comply with Clause 11 (Payments); and

(e)
in the case of a Term-out Advance, the proposed Final Maturity Date which must be the same date for all Term-out Advances drawn on the same date is a date after the Availability Period but no later than the second Anniversary or if the Availability Period has been extended pursuant to Clause 5.7 (Extension of Availability Period) at the time the option to draw the first Term-out Advance has been exercised, 12 months after the date that extended Availability Period expires.

Each Utilisation Request, once delivered, shall be irrevocable.

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5.3	Amount of each Revolving Facility Bank’s Advance

The amount of each Revolving Facility Bank’s Advance will be the proportion of the Requested Amount which its Revolving Facility Commitment bears to the Revolving Facility Total Commitments of all Revolving Facility Banks on the date of receipt of the relevant Utilisation Request, adjusted, if necessary, to reflect the operation of Clause 2.3 (Bank limits).

5.4	Notification to Revolving Facility Banks

The Facility Agent shall, not later than the Relevant Time, notify each Revolving Facility Bank of the details of the requested Advances and the aggregate amount of those Advances to be made by that Revolving Facility Bank.

5.5	Selection of an optional duration

(a)
If the Borrower requests an Interest Period or a Term in a Utilisation Request other than 1, 2, 3 or 6 months, it may also select in the relevant Utilisation Request an alternative Interest Period or Term of 1, 2, 3 or 6 months to apply and paragraph (b) below shall apply

(b)	If:

(i)	the Borrower requests an Interest Period or a Term other than 1, 2, 3 or 6 months; and

(ii)	the Facility Agent receives notice from a Revolving Facility Bank not later than the Relevant Time stating that it does not agree to such request,

then the Interest Period or Term for the proposed Utilisation shall instead be the alternative period specified in the relevant Utilisation Request or, in the absence of any alternative selection, one month.

(c)
If the Facility Agent receives a notice from a Revolving Facility Bank under paragraph (b)(ii) above it shall notify the Borrower and the Revolving Facility Banks of the revised Interest Period or Term for the proposed Advances not later than the Relevant Time.

5.6	Payment of Proceeds

Subject to the terms of this Agreement, each Revolving Facility Bank shall make its Advance available to the Facility Agent for the Borrower for value on the relevant Utilisation Date.

5.7	Extension of Availability Period

The Borrower may, not earlier than 60 days nor later than 30 days prior to the original expiry date of the Availability Period (or if extended pursuant to this Clause 5.7, the expiry date of the extended Availability Period), request by notice to the Facility Agent (who will promptly notify the Revolving Facility Banks) that the Availability Period be extended to a date which is not later than 364 days after the then applicable expiry date. The Borrower may request (without any limitation on the number of such requests which can be made) that the Availability Period be extended pursuant to this Clause for additional periods of 364 days each from any then applicable expiry date of the Availability Period. If any Revolving Facility Bank notifies the Facility Agent that it agrees to extend the Availability Period then the Availability Period will be extended in relation to that Revolving Facility Bank accordingly, whether or not any other Revolving Facility Bank extends provided that no extension of the Availability Period pursuant to this Clause shall be permitted (a) after a Term-out Advance has been made or requested pursuant to paragraph (b) of Clause 7.1 (Repayment of Revolving Facility Advances and Term-out Advances) or (b) if the Requisite Extension Majority is not achieved. No Revolving Facility Bank is under any obligation of any kind to agree to the Borrower’s request to extend and any Revolving Facility Bank which fails to respond or reply within 15 Business Days of the Borrower’s request will be deemed to have declined to extend.

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6.	THE SWINGLINE ADVANCE FACILITY

6.1	Receipt of Utilisation Requests

The Borrower may borrow Swingline Advances if the Swingline Agent receives, not later than the Relevant Time, a duly completed Utilisation Request. Each such Utilisation Request shall be copied at the same time to the Facility Agent.

6.2	Form of Utilisation Requests

A Utilisation Request for a Swingline Advance will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day during the Availability Period;

(b)
the Requested Amount for each separate Utilisation is in a minimum Original Dollar Amount of US$25,000,000 and an integral multiple of US$5,000,000 or such other amount as the Borrower and the Swingline Agent may agree before the delivery of that Utilisation Request;

(c)	only one Utilisation is specified, the Term of which:

(i)	does not extend beyond the Availability Period; and

(ii)	is a period not exceeding 5 Business Days;

(d)	it specifies that it is a utilisation of the Swingline Advance Facility; and

(e)	the payment instructions comply with Clause 11 (Payments).

Each Utilisation Request, once delivered, shall be irrevocable.

6.3	Amount of each Swingline Bank’s Advance

The amount of each Swingline Bank’s Advance will be the proportion of the Requested Amount which its Swingline Commitment bears to the Total Swingline Commitments on the date of receipt of the relevant Utilisation Request, adjusted, if necessary, to reflect the operation of Clause 2.3 (Bank limits).

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6.4	Notification to Swingline Banks

The Swingline Agent shall promptly notify each Swingline Bank of the details of the requested Swingline Advances and the aggregate amount of those Swingline Advances to be made by that Swingline Bank.

6.5	Payment of proceeds

Subject to the terms of this Agreement, each Swingline Bank shall make its Swingline Advance available to the Swingline Agent for the Borrower for value on the relevant Utilisation Date.

7.	REPAYMENT

7.1	Repayment of Revolving Facility Advances and Term-out Advances

(a)
The Borrower will repay each Revolving Facility Advance made to it in full on its Maturity Date or, in the case of a Term-out Advance, its Final Maturity Date, by payment to the Facility Agent for the relevant Revolving Facility Bank. As the Revolving Facility is available on a revolving basis during the Availability Period, amounts repaid to a Revolving Facility Bank may be reborrowed from that Revolving Facility Bank during the Availability Period applicable to that Revolving Facility Bank subject to the terms of this Agreement.

(b)
At any time prior to the expiry of the Availability Period applicable to any Revolving Facility Bank, the Borrower under the Revolving Facility may, by delivery of a duly completed Utilisation Request to the Facility Agent (who shall send a copy to the Revolving Facility Banks) elect to draw Term-out Advances under the Revolving Facility from all Revolving Facility Banks (pro rata to their Revolving Facility Commitments) provided that if following a request from the Borrower under Clause 5.7 (Extension of Availability Period), a Revolving Facility Bank does not agree to extend its Availability Period, the Borrower may not elect to draw a Term-out Advance from that Revolving Facility Bank unless it simultaneously elects to draw Term-out Advances from every Revolving Facility Bank and elects not to extend the Availability Period pursuant to Clause 5.7 (Extension of Availability Period). No Term-out Advance, once repaid or prepaid, may be reborrowed. Upon drawdown of a Term-out Advance, the Revolving Facility Total Commitments shall be reduced by the amount of such Term-out Advance.

(c)	No Advance may be outstanding after the Final Maturity Date applicable to that Advance.

7.2	Repayment of Swingline Advance

(a)
The Borrower will repay each Swingline Advance in full on its Maturity Date by payment to the Swingline Agent for the relevant Swingline Bank. No Swingline Advance may be outstanding after the Final Maturity Date.

(b)
In the event that a Swingline Advance is not repaid in accordance with the provisions of paragraph (a) above each Revolving Facility Bank will within four Business Days of a request to that effect from the Facility Agent, pursuant to a demand from the Swingline Agent, pay to the Swingline Agent for the Swingline Banks an amount equal to its Agreed Percentage of the unpaid portion of the principal of such Swingline Advance, less the amount of its participation in such Swingline Advance, and accrued interest (including default interest) thereon to the date of actual payment by such Revolving Facility Bank. If this produces a negative figure for a Bank, no amount need be paid by that Revolving Facility Bank.

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(c)	Each Revolving Facility Bank which makes a payment under paragraph (b) above will be subrogated to the rights of the Swingline Banks which share in the payment received.

(d)
If and to the extent that any Revolving Facility Bank is not able to rely on its rights under paragraph (c) above, the Borrower will be liable to each Revolving Facility Bank which makes such a payment for a debt equal to that payment made by that Revolving Facility Bank.

(e)	Any payment under paragraph (b) above does not reduce the obligations in aggregate of the Borrower.

(f)
Any Revolving Facility Bank which makes a claim against the Borrower under either paragraph (c) or paragraph (d) above shall be entitled also to claim from the Borrower, and the Borrower shall be liable to pay to it, interest on the sum paid by it to the Swingline Agent under paragraph (b) above, from the date on which it paid that sum until the date on which the Borrower reimburses that sum (together with such interest), at the rate set out for Advances (other than Swingline Advances) in paragraph (a) of Clause 9.4 (Default Interest).

8.	PREPAYMENT AND CANCELLATION

8.1	Automatic cancellation of Revolving Facility Commitments and Swingline Commitments

(a)
The Revolving Facility Commitment of each Revolving Facility Bank shall be automatically cancelled at close of business in London on the last day of the Availability Period then applicable to that Revolving Facility Bank.

(b)	The Swingline Commitment of each Swingline Bank shall be automatically cancelled at close of business in London on the last day of the Availability Period then applicable to that Swingline Bank.

8.2	Voluntary cancellation

(a)
The Borrower may, by giving not less than five Business Days’ prior notice to the Facility Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum amount of US$25,000,000). Any cancellation in part of the Revolving Facility shall be applied against the Revolving Facility Commitment of each Revolving Facility Bank pro rata.

(b)
Whenever part of the Total Commitments is cancelled, the Swingline Commitments will not be cancelled unless (i) the amount of the Total Swingline Commitments would exceed the Total Commitments after such cancellation or (ii) the Swingline Commitment of any Swingline Bank would exceed its Revolving Facility Commitment after such cancellation. In any such case, the Total Swingline Commitments shall, at the same time as the cancellation of the Total Commitments takes effect, be cancelled by such amount as is necessary to ensure that after the relevant cancellation of the Total Commitments the Total Swingline Commitments do not exceed the Total Commitments and the Swingline Commitment of each Swingline Bank does not exceed its Revolving Facility Commitment.

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8.3	Prepayment of Advances

(a)
Subject to Clause 24.2 (Other Indemnities), the Borrower may, by giving not less than five Business Days’ notice to the relevant Agent, prepay at any time any Advances made to it under the Facilities in whole or in part (but, if in part, in a minimum Original Dollar Amount of US$25,000,000 (or such other amount as the Borrower and the Facility Agent, or Swingline Agent, where relevant, may agree before the delivery of the relevant notice of prepayment)).

(b)	Any voluntary prepayment made under paragraph (a) above will be applied against the Advances as so designated by the Borrower.

8.4	Additional right of prepayment and cancellation

Subject to Clause 24.2 (Other Indemnities), if the Borrower is required to pay any amount to a Bank under Clause 12 (Taxes) or Clause 14 (Increased Costs), the Borrower may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the relevant Agent. On the date falling five Business Days after the date of service of the notice:

(a)	the Borrower shall prepay any Advances made to it by that Bank (together with all other amounts payable by it to that Bank under this Agreement); and

(b)	that Bank’s Revolving Facility Commitment or Swingline Commitment, where relevant, shall be cancelled in full on the date of service of the notice.

8.5	Mandatory Prepayment and Cancellation on Change of Control

If any single person, or group of persons acting in concert (as defined in the City Code on Take-Overs and Mergers) acquires control (as defined in Section 416 of the Income and Corporation Taxes Act 1988) of the Borrower, then the Facility Agent may, and shall if so directed by the Majority Banks, within 90 days after the occurrence of such event by notice in writing to the Borrower, where relevant:

(a)	reduce the Total Commitments to the aggregate Original Dollar Amount of all outstanding Utilisations under those Facilities at the date of such notice; and/or

(b)	declare that:

(i)
the Final Maturity Date for all Facilities shall be brought forward to the date falling 30 days after the date of such notice whereupon each reference in this Agreement to the Final Maturity Date (and each such period) shall be amended and construed accordingly;

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(ii)
the Borrower’s obligations under Clause 7 (Repayment) in respect of Advances outstanding on the date of such notice with Maturity Dates falling after the Final Maturity Date (as amended) shall be due and payable on the Final Maturity Date (as amended); and

(iii)	on the Final Maturity Date (as amended) the Total Commitments shall be cancelled and all other amounts accrued or otherwise outstanding under this Agreement shall be due and payable.

8.6	Mandatory Prepayment and Cancellation on Revocation, Surrender or Breach of Material Licences, Breach of Regulatory Orders, Or Imposition Of Additional Regulatory Orders

If (i) any Material Licence is revoked (or any notice of revocation is issued by the Secretary of State or other relevant authority under the applicable Energy Laws) or surrendered other than where the revocation or surrender is effected in relation to a transfer to another member of the Group or in connection with a disposal permitted pursuant to Clause 18.9 (Disposals) or (ii) the Borrower or a Principal Subsidiary fails to comply in all material respects with the terms of its Material Licences and Regulatory Orders or (iii) any Regulatory Order is made which would materially restrict the ability of the Borrower or any Principal Subsidiary to continue to carry out its business substantially as that carried out by it at the date hereof, the Facility Agent may, and will if so directed by the Majority Banks, by notice in writing to the Borrower permanently cancel the Total Commitments and require the Borrower to repay or prepay all Advances within 30 days of such notice.

8.7	Miscellaneous provisions

(a)	Any notice of cancellation and/or prepayment under this Agreement shall be irrevocable and an Agent shall notify the Banks promptly of receipt of any such notice.

(b)
All prepayments under this Agreement shall be made together with accrued interest up to and including the date of prepayment on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment (including, but not limited to, any amounts payable under Clause 24.2 (Other Indemnities) if not made on an Interest Date or Maturity Date (as appropriate) in respect of the relevant Advance(s)) without penalty or premium.

(c)	No cancellation or prepayment is permitted except in accordance with the express terms of this Agreement.

(d)
Amounts prepaid under this Agreement in respect of Term-out Advances may not subsequently be re-borrowed. Subject thereto and to the terms of this Agreement, any amount prepaid under Clause 8.3 (Prepayment of Advances) but not under any other provision of this Agreement may be reborrowed under any other provision of this Agreement. Any Revolving Facility Commitment or Swingline Commitment cancelled may not subsequently be reinstated.

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9.	INTEREST

9.1	Selection of Interest Periods for Term-out Advances

The life of each Term-out Advance is divided into successive periods (each an “Interest Period”) for the calculation of interest. The first Interest Period of each such Advance will be the period selected in the Utilisation Request for that Advance. Each subsequent Interest Period will be the period selected by the Borrower in an Interest Period Selection Notice received by the Facility Agent not later than 4.30 p.m. on the third Business Day before the end of the then current Interest Period being 1, 2, 3, or 6 months or, in any case, such other period as the Borrower and all the Revolving Facility Banks may agree from time to time or, if no notice from the Borrower is received by the Facility Agent, one month.

9.2	Interest rates

(a)
The rate of interest applicable to each Term-out Advance for each of their Interest Periods and to each Advance (other than a Term-out Advance or a Swingline Advance) for each of their Terms is the rate per annum determined by the Facility Agent to be the aggregate of:

(i)	the Applicable Margin;

(ii)	LIBOR (or EURIBOR in the case of Advances made in Euros); and

(iii)	the Mandatory Costs.

(b)
The rate of interest applicable to each Swingline Advance for its Term is the rate per annum calculated by the Swingline Agent to be the Swingline Rate for each day during its Term save that, if any day during a Term is not a New York Business Day, the rate of interest on that day shall be the rate applicable on the immediately preceding New York Business Day.

9.3	Due dates

Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the Borrower:

(a)	in the case of a Term-out Advance, on each Interest Date applicable to that Advance; and

(b)	in the case of an Advance (other than a Term-out Advance) on its Maturity Date,

and also, in the case of an Advance with an Interest Period or a Term longer than 6 months, at 6 monthly intervals after its Utilisation Date (or the start of the relevant Interest Period or Term) for so long as the Interest Period or Term is outstanding.

9.4	Default interest

(a)
If the Borrower fails to pay any amount payable by it under this Agreement (an “overdue amount”), it shall forthwith on demand by an Agent pay default interest on the overdue amount from the due date until the date of actual payment, as well after as before judgment, at a rate (the “default rate”) determined by that Agent to be 1 per cent. per annum above:

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(i)	if the overdue amount relates to a Swingline Advance, the Swingline Rate; or

(ii)	in all other cases, the rate which would have been payable if the overdue amount had, during the period of non payment, constituted an Advance (other than a Swingline Advance)

in the currency of the overdue amount for such successive Interest Periods or Terms of such duration as that Agent may determine (each a “Default Term”).

(b)	If any overdue amount consists of all or part of an Advance which became due on a day which was not the last day of an Interest Period or Term relating to that Advance:

(i)	the first Interest Period or Term for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Advance (if any); and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period or Term shall be 1 per cent. above the rate which would have applied if the overdue amount had not become due.

(c)	The default rate will be determined:

(i)	if calculated by reference to the Swingline Rate, on each day; or

(ii)	on the first day of, or two Business Days before the first day of, the relevant Default Term, as appropriate.

(d)
If an Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to that Agent from such sources as it reasonably may select.

(e)
Default interest will be compounded monthly (if calculated by reference to the Swingline Rate) or at the end of each Default Term (if calculated by reference to the rate which would have been payable if the overdue amount had, during the period of non payment, constituted an Advance (other than a Swingline Advance)).

9.5	Notification of rates of interest

(a)	The Facility Agent shall promptly notify each relevant Party of the determination by it of a rate of interest under this Agreement.

(b)
The Swingline Agent shall promptly upon its determination notify each relevant Party of the determination of a rate of interest by it on a Swingline Advance on the first and last days of its Term. In the notification on the last day of that Term, the Swingline Agent shall include details of the applicable rate of interest for each day of that Term.

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9.6	Applicable Margin

(a)	The Applicable Margin for an Advance (other than a Swingline Advance) will be 0.325 per cent. per annum, unless adjusted in accordance with this Clause 9.6.

(b)
If at close of business on the first day of an Interest Period or Term the aggregate Original Dollar Amount of all Advances under the Facilities exceeds 50 per cent. of the uncancelled Total Commitments, the Applicable Margin for that Interest Period or Term shall be increased by 0.05 per cent. per annum.

10.	OPTIONAL CURRENCIES

10.1	Selection

(a)	The Borrower shall select the currency of an Advance (other than a Swingline Advance):

(i)	(in the case of a Revolving Facility Advance) in a Utilisation Request; and

(ii)	(in relation to a Term-out Advance) in an Interest Period Selection Notice.

(b)
The Borrower may not request an Advance denominated in an Optional Currency (other than Sterling or Euros) unless the Facility Agent has confirmed to the Borrower that the Optional Currency is readily available and freely transferable in the London foreign exchange market.

(c)
If the Borrower fails to issue an Interest Period Selection Notice in relation to a Term-out Advance, that Advance will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

(d)
If the Borrower issues an Interest Period Selection Notice in relation to a Term-out Advance requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Facility Agent shall promptly notify the Borrower and the Revolving Facility Banks and that Advance will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

10.2	Non-availability of Currency

If:

(a)
before 9.00 a.m. on any Rate Fixing Day for any Advance to be denominated in an Optional Currency, the Facility Agent receives notice from a Revolving Facility Bank that it is impracticable for that Revolving Facility Bank to fund its required Advance in that Optional Currency for its requested Term or Interest Period in the ordinary course of business in the relevant interbank market; or

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(b)	the use of the proposed Optional Currency would or might contravene any law or regulation,

then:

(i)	the Facility Agent shall promptly (and in any event before 10.00 a.m. on that Rate Fixing Day) notify the Borrower and the Revolving Facility Banks; and

(ii)
unless the Borrower and the Facility Agent otherwise agree, the Advance requested from the Revolving Facility Bank referred to in paragraph (a) above will be denominated instead in Dollars, in an amount equal to the Original Dollar Amount of the requested Advance in the Optional Currency.

10.3	Change of currency

(a)	If a Term-out Advance is to be denominated in different currencies during two successive Interest Periods:

(i)
if the currency for the second Interest Period is an Optional Currency the amount of the Advance in that Optional Currency will be calculated by the Facility Agent as the amount of that Optional Currency equal to the Original Dollar Amount of that Term-out Advance;

(ii)	if the currency for the second Interest Period is Dollars, the amount of the Advance will be equal to the Original Dollar Amount of that Term-out Advance;

(iii)
(unless the Facility Agent and the Borrower agree otherwise in accordance with paragraph (b) below) the Borrower shall repay the Advance on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

(iv)
subject to Clause 4.2 (Further conditions precedent generally) the Revolving Facility Banks shall re-advance the Advance in the new currency in accordance with paragraphs (d) and (e) of Clause 10.5 (Notification of Rates and Amounts).

(b)	If the Facility Agent and the Borrower agree, the Facility Agent shall:

(i)
apply the amount paid to it by the Revolving Facility Banks pursuant to paragraph (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Term-out Advance is outstanding for the first Interest Period; and

(ii)	use the amount it purchases in or towards the satisfaction of the Borrower’s obligations under paragraph (a)(iii) above.

(c)
If the amount purchased by the Facility Agent pursuant to paragraph (b)(i) above is less than the amount required to be repaid by the Borrower, the Facility Agent shall promptly notify the Borrower and the Borrower shall, on the last day of the first Interest Period, pay an amount to the Facility Agent (in the currency of the outstanding Term-out Advance for the first Interest Period) equal to the difference.

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(d)
If any part of the amount paid to the Facility Agent by the Revolving Facility Banks pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the Borrower, the Facility Agent shall promptly notify the Borrower and pay the Borrower, on the last day of the first Interest Period, that part of that amount (in the new currency).

10.4	Same Optional Currency during successive Interest Periods

(a)
If a Term-out Advance is to be denominated in the same Optional Currency during two successive Interest Periods, the Facility Agent shall calculate the amount of the Term-out Advance in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Original Dollar Amount of that Term-out Advance) and (subject to paragraph (b) below):

(i)
if the amount calculated is less than the existing amount of that Term-out Advance in the Optional Currency during the first Interest Period, promptly notify the Borrower and the Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

(ii)
if the amount calculated is more than the existing amount of that Term-out Advance in the Optional Currency during the first Interest Period, promptly notify each Revolving Facility Bank which participated in the Advance and, if no Event of Default is continuing, each such Revolving Facility Bank shall, on the last day of the first Interest Period, pay its participation in amount equal to the difference.

(b)
If the calculation made by the Facility Agent pursuant to paragraph (a) above shows that the amount of the Term-out Advance in the Optional Currency has increased or decreased by less than the lower of US$40,000,000 and 5 per cent. compared to its Original Dollar Amount, no notification shall be made by the Facility Agent and no payment shall be required under paragraph (a) above.

10.5	Notification of rates and amounts

(a)
If an Advance is to be drawn down in an Optional Currency, the amount thereof shall be determined by converting the Original Dollar Amount thereof into that Optional Currency on the basis of the Facility Agent’s Spot Rate of Exchange on the date of receipt by the Facility Agent of the Utilisation Request for that Advance.

(b)
If any Advance (save for any Term-out Advance) is to be repaid or prepaid by reference to an Original Dollar Amount, the amount of Optional Currency to be repaid or prepaid shall be determined by reference to the Facility Agent’s Spot Rate of Exchange last used for determining the Optional Currency amount of that Advance under paragraph (a) above.

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(c)
If any Term-out Advance is to be repaid or prepaid by reference to an Original Dollar Amount, the amount of Optional Currency to be repaid or prepaid shall be determined by reference to the Facility Agent’s Spot Rate of Exchange used for determining the Optional Currency amount of that Term-out Advance when first drawn down or, if applicable, by reference to the Facility Agent’s Spot Rate of Exchange by reference to which the most recent adjusted payment has been made under paragraph (a) of Clause 10.4 (Same Optional Currency during successive Interest Periods) in respect of that Term-out Advance.

(d)	The Facility Agent shall notify each relevant Party of any applicable Facility Agent’s Spot Rate of Exchange or Original Dollar Amount, as applicable, promptly after it has ascertained the same.

(e)
All calculations made by the Facility Agent pursuant to this Clause 10 will take into account any repayment, prepayment, consolidation or division of Term-out Advances to be made on the last day of the first Interest Period.

(f)
Each Bank’s participation in a Term-out Advance will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 7.1 (Repayment of Revolving Facility Advances and Term-out Advances).

11.	PAYMENTS

11.1	Place

Except where expressly provided to the contrary, all payments by the Borrower or a Bank under this Agreement shall be made to the relevant Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of Euros, the principal financial centre of a Participating Member State or London) as it may notify to the Borrower or Bank for this purpose.

11.2	Funds

Payments under this Agreement to an Agent shall be made for value on the due date at such times and in such funds as that Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

11.3	Distribution

(a)
Each payment received by an Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by that Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of Euros, the principal financial centre of a Participating Member State or London) as it may notify to that Agent for this purpose by not less than 5 Business Days’ prior notice or, in the case of the Borrower, in the relevant Utilisation Request.

(b)
An Agent may apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

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(c)
Where a sum is to be paid under this Agreement to an Agent for the account of another Party, that Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. Unless an Agent receives not less than one Business Day’s written notice that a sum to be paid under this Agreement will not be paid, it may assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available, but an Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to that Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by that Agent to reflect its cost of funds.

(d)	If on any Utilisation Date:

(i)	a Revolving Facility Bank is required to participate in an Advance pursuant to Clause 5 (Availability of Revolving Facility Advances and Term-out Advances); and

(ii)	a payment is due to that Revolving Facility Bank pursuant to Clause 7 (Repayment),

then the Facility Agent shall (without prejudice to the obligations of the Borrower under Clause 7 (Repayment)) apply the amount payable by such Revolving Facility Bank to the Facility Agent for the account of the Borrower on that Utilisation Date in or towards satisfaction of the amount payable by the Borrower to such Bank on such Utilisation Date pursuant to Clause 7 (Repayment). The Facility Agent shall advise the Borrower, and each such Revolving Facility Bank of the net amount, if any, due from one party to the other after the application of funds as aforesaid and such net amount due shall be paid by the Borrower or the Revolving Facility Bank(s), as the case may be, on such date.

11.4	Currency

(a)

(i)	A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated.

(ii)	Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(iii)	Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(iv)	Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Sterling.

(v)	Any amount payable under this Agreement in the currency of a Participating Member State will be paid in Euros.

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(b)
If a change in any currency of a country occurs in a manner different to that expressly contemplated in this Agreement, this Agreement will be amended to the extent the Agents and the Borrower agree (such agreement not to be unreasonably withheld) to be necessary to reflect the change in currency and to put the Banks and the Borrower in the same position, as far as possible, that they would have been in if no change in currency had occurred.

11.5	Set-off and counterclaim

All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

11.6	Non-Business Days

(a)
If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

11.7	Partial payments

(a)
If an Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents that Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid costs, fees and expenses of the relevant Agent or the Agents under this Agreement;

(ii)	secondly, in or towards payment pro rata of any accrued fees due but unpaid under Clauses 21.1 (Arrangement and Participation fees), 21.2 (Commitment fee), and 21.3 (Term-out Fee);

(iii)	thirdly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

(iv)	fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b)	The Agents shall, if so directed by all the Banks, vary the order set out in paragraphs (a)(ii) to (v) inclusive above.

(c)	Paragraphs (a) and (b) above shall override any appropriation made by the Borrower.

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12.	TAXES

12.1	Gross-up

(a)
For the purposes of this Clause 12, “tax” and “taxes” in relation to any payment to be made by the Borrower under the Finance Documents means any present or future taxes of any nature now or subsequently imposed by the laws of:

(i)	the United Kingdom;

(ii)	any other jurisdiction from which, or through which, such payment is made or to the taxation laws of which the Borrower is at the time of such payment subject;

(iii)	any political sub division of the United Kingdom or any such other jurisdiction; or

(iv)	any federation or association of states of which the United Kingdom or any such other jurisdiction is, at the time of such payment, a member.

(b)
All payments by the Borrower under the Finance Documents to a Finance Party shall be made without any deduction, and free and clear of and without deduction or withholding for or on account of any taxes, except to the extent that the Borrower is required by law to deduct or withhold taxes from any amounts payable or paid or to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, or paid or payable by an Agent to a Bank, under the Finance Documents, the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or other deduction.

12.2	Tax receipts

All taxes required by law to be deducted or withheld by the Borrower from any amounts paid or payable under the Finance Documents shall be paid by the Borrower when due (unless the obligation to pay any such tax is being disputed in good faith) and the Borrower shall, within 15 days of the payment being made, deliver to the relevant Agent for the relevant Bank an original receipt (or copy thereof) evidencing to that Bank that the payment has been duly remitted to the appropriate authority.

12.3	Qualifying Bank

(a)
In respect of amounts payable by the Borrower, if otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date a Bank became a Bank under this Agreement, that Bank is not or ceases to be a Qualifying Bank or the relevant Bank is a Treaty Bank and the Borrower is able to demonstrate that the payment could have been made to the Bank without the gross-up had the Bank complied with its obligations under paragraph (c) below, the Borrower is not liable to pay to that Bank under Clause 12.1 (Gross-up) any amount in respect of taxes levied or imposed by the United Kingdom or any taxing authority of or in the United Kingdom in excess of the amount it would have been obliged to pay if that Bank was or had not ceased to be a Qualifying Bank.

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(b)	If for whatever reason a Bank ceases to be a Qualifying Bank it shall immediately notify the relevant Agent and the Borrower in writing.

(c)
Each Bank undertakes, as soon as reasonably practicable after the Signing Date or, as applicable, the date upon which it becomes a Party to this Agreement, where reasonably requested in writing by the Borrower to do so, to complete and file, or to provide such information in order to complete and file, any declaration, claim, exemption or other form, which it is able to complete and file or, in the case of information, to provide, as may be required to ensure that the Borrower is not required to pay any additional amount pursuant to paragraph (b) of Clause 12.1 (Gross-up).

12.4	Tax Credits

(a)
If the Borrower pays any additional amount (a “Tax Payment”) under Clause 12.1 (Gross-up) and a Bank obtains a refund of tax, or relief or credit against tax, by reason of that Tax Payment (a “Tax Credit”) and is able to identify the Tax Credit as being attributable to the Tax Payment, then it shall reimburse to the Borrower such amount as the Bank reasonably determines (in its absolute discretion) to be the proportion of the Tax Credit as will leave it, after that reimbursement, in no better or worse position than it would have been in if the Tax Payment had not been required. Each Bank shall have an absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so. No Bank shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in respect of any provision of this Agreement or otherwise.

(b)
If any Bank makes any payment to the Borrower pursuant to paragraph (a) above and that Bank subsequently determines that the credit, relief or refund in respect of which such payment was made was not available to it or has been withdrawn from it or that it was unable to use such credit, relief or refund in full, the Borrower shall within 5 Business Days of demand reimburse that Bank to the extent (but not exceeding the relevant payment by that Bank under paragraph (a) above) such credit, relief or refund had been so withdrawn or was unable to be used.

13.	MARKET DISRUPTION

(a)
If LIBOR or EURIBOR is to be determined by reference to Reference Banks but a Reference Bank does not supply an offered rate by 12 noon on a Rate Fixing Day, the applicable LIBOR or EURIBOR, where relevant, shall, subject to paragraph (b) below, be determined on the basis of the quotations of the remaining Reference Banks.

(b)	If, in relation to any proposed Utilisation (save for Utilisations comprising Swingline Advances):

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(i)	LIBOR or EURIBOR are to be determined by reference to Reference Banks but no, or only one, Reference Bank supplies a rate for the purposes of determining the applicable LIBOR or EURIBOR; or

(ii)	the Facility Agent receives notification from Revolving Facility Banks participating in more than 50 per cent. in value of the proposed Advances that, in their opinion:

(A)	matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their Advances for the relevant Interest Period or Term; or

(B)	the cost to them of matching deposits in the London interbank market would be in excess of LIBOR or, where relevant, EURIBOR for the relevant Interest Period or Term,

then the Facility Agent shall promptly notify the Borrower, and the relevant Revolving Facility Banks of the fact and that this Clause 13 is in operation.

(c)	After any notification under paragraph (b) above:

(i)	the Borrower and the Revolving Facility Banks may (through the Facility Agent) agree that the relevant Advances comprised in the Utilisation shall not be made; or

(ii)	in the absence of such agreement:

(A)	the relevant Advances shall still be made;

(B)	the Interest Period or Term of each relevant Advance shall be one month;

(C)
during the Interest Period or Term of each relevant Advance the rate of interest applicable to that Advance shall be the Applicable Margin plus the applicable Mandatory Costs plus the rate per annum notified by the relevant Revolving Facility Bank to the Facility Agent before the last day of that Interest Period or Term to be that which expresses as a percentage rate per annum the cost to the Revolving Facility Bank of funding its relevant Advance from whatever sources it may reasonably select;

(D)
during the relevant Interest Period or Term of each relevant Advance, the Borrower, and the Facility Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to any such future Advances to be denominated in the currency of the affected Advances for the duration agreed at the time of determining the substitute basis; and

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(E)	any substitute basis agreed under paragraph (D) above shall be, with the prior consent of all the Revolving Facility Banks and the Borrower, binding on all the Parties.

14.	INCREASED COSTS

14.1	Increased costs

(a)	Subject to Clause 14.2 (Exceptions), the Borrower shall forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it as a result of:

(i)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation after the date of this Agreement;

(ii)	compliance with any law or regulation made after the date of this Agreement,

(including any law or regulation relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)	In this Agreement, “increased cost” means:

(i)
an additional cost incurred by a Finance Party or its Regulated Holding Company to the extent and as a result of that Finance Party having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

(ii)
that portion of an additional cost incurred by a Finance Party or its Regulated Holding Company in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Advances made or to be made by it under this Agreement as is attributable to it making, funding or maintaining its Advances; or

(iii)
a reduction in any amount payable to a Finance Party or its Regulated Holding Company or the effective return to a Finance Party under this Agreement or on its overall capital to the extent and as a result of that Finance Party having entered into, or performing, maintaining or funding its obligations under, any Finance Documents; or

(iv)
the amount of any payment made by a Finance Party or its Regulated Holding Company, or the amount of interest or other return foregone by a Finance Party or its Regulated Holding Company, calculated by reference to any amount received or receivable by a Finance Party or any of its Regulated Holding Company from any other Party under this Agreement.

14.2	Exceptions

Clause 14.1 (Increased costs) does not apply to any increased cost:

(a)	compensated for by the payment of the Mandatory Costs; or

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(b)	compensated for by the operation of Clause 12 (Taxes) or would have been but for the exception in Clause 12.3 (Qualifying Bank); or

(c)
attributable to any change in the rate of tax on the overall net income of a Finance Party or its Regulated Holding Company (or the overall net income of a division or branch of the Finance Party or its Regulated Holding Company) imposed in the jurisdiction in which its principal office or Facility Office is situated; or

(d)	attributable to the wilful breach by a Finance Party or its Regulated Holding Company of any law or regulation.

15.	MITIGATION

If any circumstances arise in relation to any Bank which would, or would upon the giving of notice, result in:

(a)	a demand for payment pursuant to Clause 14.1 (Increased costs) or the provisions of Clause 13 (Market Disruption) applying;

(b)	a cancellation of its Revolving Facility Commitment or Swingline Commitment, where relevant, pursuant to paragraph (b)(ii) of Clause 16 (Illegality); or

(c)	an increase in the amount of any payment to be made to it or for its account pursuant to Clause 12.1 (Gross-up),

then, without in any way limiting, reducing or otherwise qualifying the Borrower’s obligations under any of the provisions referred to in paragraphs (a) to (c) above, the Bank will promptly upon becoming aware of the same notify the relevant Agent thereof and, in consultation with that Agent and the Borrower use reasonable endeavours to transfer its participation in the Facilities and its rights and obligations under this Agreement to another financial institution or Facility Office acceptable to that Agent and the Borrower and willing to participate as a Bank under this Agreement and otherwise take such steps as it considers reasonably open to it to mitigate the effects of those circumstances, unless, in the reasonable opinion of that Bank, such steps might have a material adverse effect upon the tax position, business, operations or financial condition, or be contrary to the banking policy, of that Bank. Nothing in this provision shall require a Bank to disclose any information as to its banking policy or any other matters which it regards as confidential or commercially sensitive.

16.	ILLEGALITY

If it becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Advance, then:

(a)	the Bank may notify the Borrower (through the relevant Agent) accordingly; and

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(b)

(i)
the Borrower shall forthwith prepay or repay any Advances made to it by that Bank together with all other amounts payable by it to that Bank under this Agreement on or before the last day permitted by the relevant law being, if possible, the Maturity Date for any Advance (other than a Term-out Advance) or the next Interest Date for a Term-out Advance;

(ii)
that Bank’s Revolving Facility Commitment or Swingline Commitment (or both of them, where the Bank is both a Revolving Facility Bank and a Swingline Bank) shall be cancelled in full with effect from the date of the notification made under paragraph (a) above.

17.	REPRESENTATIONS AND WARRANTIES

17.1	Representations and warranties

Subject to Clause 17.16 (Times for making representations and warranties), the Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party.

17.2	Status

(a)	It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

(b)	each member of the Group has the power to own its assets and carry on its business as it is being conducted.

17.3	Power and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

17.4	Legal validity

Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid, binding and enforceable obligation in accordance with its terms.

17.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

(a)	conflict with any applicable law or regulation or judicial or official orders;

(b)	conflict with its constitutional documents;

(c)	conflict with any document which is binding upon it or any of its assets; or

(d)	result in the creation or imposition of any Security Interest on the assets of any member of the Group.

17.6	No default

(a)	No Event of Default is outstanding or would result from any Utilisation.

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(b)
No other event is outstanding which constitutes (or, with the giving of notice, expiry of any applicable grace period, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, is reasonably likely to constitute) a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which is reasonably likely to have a material adverse effect on the financial condition of the Borrower or on the ability of the Borrower to perform its obligations under the Finance Documents.

17.7	Title to Material Licences

The Borrower and the Principal Subsidiaries hold all the Material Licences.

17.8	Material Licences

No licences are required by the Borrower and each Principal Subsidiary in connection with the Energy and Network Business which if not obtained would have a material adverse effect on the business, operation, assets or condition (financial or otherwise) of the Group or could reasonably be expected to have a material adverse effect on the ability of the Borrower to comply with its obligations under the Finance Documents other than the Material Licences.

17.9	Compliance with Material Licences and Regulatory Orders

The Borrower and each Principal Subsidiary is in compliance with all its obligations under the Material Licences and with all Regulatory Orders in any such case applicable to it to an extent or in a manner where failure to do so is reasonably likely materially and adversely to affect the ability of the Borrower to perform its obligations under the Finance Documents.

17.10	Environmental matters

The Borrower and each Principal Subsidiary has or will at the relevant times have obtained all Environmental Approvals required in connection with its business and has at all times complied in all material respects with the terms of those Environmental Approvals and all other applicable Environmental Laws in each case where failure to do so is reasonably likely materially and adversely to affect the ability of the Borrower to perform its obligations under the Finance Documents.

17.11	Authorisations

All authorisations required in connection with the entry into, performance and validity of, and the transactions contemplated by the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

17.12	Accounts

(a)	The audited consolidated accounts of the Group most recently delivered to the Agents (which, at the date of this Agreement, are the Original Group Accounts):

(i)	save as specified therein, have been prepared in accordance with GAAP consistently applied; and

(ii)	give a true and fair view of the consolidated financial condition of the Group as at the date to which they were drawn up.

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(b)
There has been no material adverse change in the consolidated financial condition of the Group since the date to which the audited consolidated accounts of the Group most recently delivered to the Facility Agent were drawn up.

17.13	Litigation

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which are reasonably likely, if adversely determined, to have a material adverse effect on the financial condition of the Group or the ability of the Borrower to perform its obligations under the Finance Documents.

17.14	Information Memorandum

(a)
The factual information contained in the Information Memorandum is to the best of the Borrower’s knowledge and belief true and accurate in all material respects as at its date and all such information was provided in good faith.

(b)	The Information Memorandum did not omit at its date any information which made misleading in any material respect any factual information in the Information Memorandum.

(c)
Nothing has occurred since the date of the Information Memorandum which renders the information contained in it untrue, or misleading in any material respect and which, if disclosed, could reasonably be expected to adversely affect the decision of a person considering whether to enter into this Agreement.

17.15	Borrowing Limits

The borrowing of Advances under this Agreement up to and including the maximum amount available to it under this Agreement will not, when borrowed, cause any limit on borrowings or, as the case may be, on the giving of guarantees (whether imposed by statute, regulation or agreement) or on the powers of its board of directors, applicable to it, to be exceeded.

17.16	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause 17 (Representations and Warranties) are made by the Borrower on the Signing Date;

(b)
(except in the case of Clause 17.9 (Compliance with Material Licences and Regulatory Orders), Clause 17.12(b) (Accounts) and Clause 17.14 (Information Memorandum)) the representation and warranties set out in this Clause 17 (Representations and Warranties) are deemed to be repeated by the Borrower on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period or Term, as the case may be, with reference to the facts and circumstances then existing; and

(c)	Clause 17.12(b) (Accounts) shall be deemed to be repeated on the date the Availability Period is extended pursuant to Clause 5.7 (Extension of Availability Period).

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18.	COVENANTS

18.1	Duration and Scope

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Revolving Facility Commitment or Swingline Commitment is in force.

18.2	Financial Information

(a)	The Borrower shall supply to the Agents in sufficient copies for all the Banks:

(i)	as soon as the same are available (and in any event within 180 days of the end of each of its financial years) the audited consolidated accounts of the Group for that financial year;

(ii)
as soon as the same are available (and in any event within 120 days of the end of the first half-year of each of its financial years), the unaudited consolidated profit and loss account or the interim statement of the Group for that half year;

(iii)	together with the accounts specified in paragraphs (a)(i) and (a)(ii) above, a certificate signed by one of its directors and one of its senior officers setting out in reasonable detail:

(A)	computations establishing compliance or non-compliance (as the case may be) with Clause 18.15 (Restriction on Subsidiary Financial Indebtedness); and

(B)	at any time on request by an Agent, a list of the then current Principal Subsidiaries; and

(C)	on request by an Agent, the annual published audited accounts of any other member of the Group.

18.3	Information – Miscellaneous

The Borrower shall supply to the Agents (and, if requested by the Agent, in sufficient copies for all Banks):

(a)
promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending (and which in the reasonable opinion of the Borrower, after taking any appropriate legal advice, there is a reasonable prospect of a determination adverse to the interests of the relevant member of the Group) which are reasonably likely to have a material adverse effect on the financial condition of the Group or on the ability of the Borrower to perform its obligations under the Finance Documents;

(b)
promptly, details of all amendments to each Material Licence or each Regulatory Order held by or relating to the Borrower or a Principal Subsidiary which may be material to the decision of a person whether or not to provide finance to the Borrower had such a decision been required at the time of such amendment and all material notices received by the Borrower or a Principal Subsidiary from the Authority or any other relevant authority in any applicable jurisdiction in relation to its Material Licences and Regulatory Orders;

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(c)
promptly, details of any Regulatory Order relating to a Principal Subsidiary made after the date of this Agreement which may be material to the decision of a person whether or not to provide finance to the Borrower had such a decision been required at the time such Regulatory Order was made;

(d)
at the same time as they are despatched, all documents despatched by the Borrower to its shareholders generally (or any class of them) or its creditors generally in their respective capacities as such;

(e)
as soon as reasonably practicable, such further information in the possession or control of any member of the Group regarding its financial condition as any Finance Party through either Agent may reasonably request and which such member of the Group may reasonably provide having regard to its existing legal obligations from time to time;

(f)	within 10 days of the date on which they are filed with the Securities and Exchange Commission, the Group’s quarterly return (if any) with the Securities and Exchange Commission; and

(g)
promptly, details of all declarations and applications made by it and all relevant notices, approvals and orders issued to it or received by it under PUHCA in relation to this Agreement or any Utilisation hereunder which may be material to the decision of a person whether or not to provide finance to the Borrower had such a decision been required at the time of such amendment.

18.4	Notification of Default or Mandatory Prepayment or Cancellation Event

(a)
The Borrower shall notify the Agents of any Default (and the steps, if any, being taken to remedy it) or any event that has occurred specified in Clauses 8.5 (Mandatory Prepayment and Cancellation on Change of Control) and 8.6 (Mandatory Prepayment and Cancellation on Revocation, Surrender or Breach of Material Licences, Breach of Regulatory Orders, Or Imposition Of Additional Regulatory Orders) promptly upon its becoming aware of the same; and

(b)
The Borrower shall notify the Agents immediately if it or any Principal Subsidiary receives any enforcement order under s.25 of the Electricity Act or s.28 of the Gas Act or any applicable Energy Laws.

18.5	Compliance Certificates

The Borrower shall supply to an Agent promptly upon request by that Agent at any time, if that Agent reasonably believes a Default may have occurred, a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

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18.6	Authorisations

The Borrower shall at all relevant times promptly:

(a)	obtain, maintain and comply with the terms of; and

(b)	on reasonable request by an Agent, supply certified copies to that Agent of,

any authorisation, approval or order required under any law or regulation including, without limitation, under any law to enable it to perform its obligations under, or for the validity of, any Finance Document.

18.7	Pari passu ranking

The Borrower shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations (subject to the preference of certain obligations in the liquidation, bankruptcy or other analogous proceedings in respect of it by operation of applicable law).

18.8	Negative pledge

(a)	The Borrower shall not and shall procure that no Principal Subsidiary will, create or permit to subsist any Security Interest on any of its assets.

(b)
No Group member which is a holding company of a Principal Subsidiary shall grant any Security Interest over (i) its share holding in a Principal Subsidiary or (ii) its shareholding in any holding company of a Principal Subsidiary.

(c)	Paragraph (a) above does not apply to:

(i)	any Security Interest created with the prior written consent of the Majority Banks;

(ii)	any Security Interest granted prior to the date of this Agreement and disclosed to an Agent in writing but only if the maximum principal amount secured thereby is not subsequently increased;

(iii)	any Security Interest by way of title retention entered into in the ordinary course of business;

(iv)	any lien arising by operation of law in the ordinary course of business;

(v)
any banker’s lien or right of set-off arising by operation of law in the ordinary course of commercial banking transactions or any contractual set-off arrangements in the ordinary course of commercial banking transactions;

(vi)	any Security Interest existing over assets acquired after the date of this Agreement and existing on the date of acquisition, provided that:

(A)	the Security Interest is not created in contemplation of the acquisition of the same; and

(B)	the maximum principal amount secured thereby or the maturity of those obligations is not thereafter increased;

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(vii)
any Security Interest over the assets of any company which becomes a Principal Subsidiary after the date of this Agreement and which exist at the date on which it becomes a Principal Subsidiary, but only:

(A)	to the extent of the principal amount secured by the Security Interest at the date it becomes a Principal Subsidiary; and

(B)	if the Security Interest is not created in contemplation of it becoming a Principal Subsidiary;

(viii)
any Security Interest over goods and/or documents of title, or insurance policies and sale contracts in relation to such goods, arising in the ordinary course of trading in connection with letters of credit and similar transactions where such Security Interest secures only so much of the acquisition cost of such goods which is required to be paid within 180 days after the date upon which the same was first incurred;

(ix)
any Security Interest created in substitution for any Security Interest permitted pursuant to this Clause 18.8 provided that the substituted Security Interest is over the same asset and the principal amount secured does not exceed the principal amount secured on such asset prior to the substitution;

(x)
any Security Interest created or granted from time to time in respect of any Project Finance Borrowing including, for the avoidance of doubt, any Security Interest created or granted by the Borrower or a Principal Subsidiary in its capacity as a shareholder of a company making a Project Finance Borrowing over its shareholding in that company (including, in the case of the Borrower or a Principal Subsidiary whose only material assets are shares in the company incurring the Project Finance Borrowing, a supporting floating charge over all or substantially all of that member’s assets) as security for such Project Finance Borrowing, provided that the right of recourse against such shareholder is limited to the realisation of the shareholding in that company;

(xi)	any Security Interest created by a Project Finance Company;

(xii)
any Security Interest created or granted from time to time by a Principal Subsidiary in its capacity as a shareholder of a Project Finance Company over its shareholding in that Project Finance Company as security for the obligations of such Project Finance Company;

(xiii)
any Security Interest, whether granted prior to or after the date of this Agreement, which is granted by a Subsidiary of the Borrower incorporated in, or which has its principal place of business in, the United States or which is granted in relation to a QTE Lease entered into by the Borrower or a Principal Subsidiary to secure Financial Indebtedness of up to US$4,200,000,000 in aggregate outstanding at any time;

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(xiv)
any Security Interest created by a special purpose securitisation vehicle over its assets where substantially all of those assets were acquired by that vehicle from a member of the Group as part of or to facilitate a securitisation and where the disposal of those assets to the securitisation vehicle constitutes a disposal of assets on arm’s length terms, the consideration for which is substantially all Cash or Cash Equivalent consideration, after the Signing Date, so long as the aggregate outstanding principal amount of Financial Indebtedness secured by all the Security Interests permitted under this paragraph (xiv) by all members of the Group does not exceed US$1,000,000,000 or its equivalent in other currencies at any time and provided that the right of recourse in respect of such Security Interest is limited to those assets of the special purpose securitisation vehicle; and

(xv)
in addition to each of the Security Interests permitted under paragraphs (i) through (xiv) above any other Security Interest whether granted prior to or after the date of this Agreement so long as the aggregate outstanding principal amount of Financial Indebtedness secured by all the Security Interests permitted under this paragraph (xv) by the Borrower and any Principal Subsidiaries does not exceed £80,000,000 or its equivalent in other currencies.

18.9	Disposals

(a)
The Borrower shall not and shall procure that no Principal Subsidiary will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily sell, transfer, grant or lease or otherwise dispose (each a “disposal”) of all of any part of its assets.

(b)	Paragraph (a) above does not apply to:

(i)	disposals to a wholly owned member of the Group not being a Project Finance Company or from a Principal Subsidiary to the Borrower;

(ii)	disposals made in the ordinary course of trading of the disposing entity; or

(iii)	disposals of assets in exchange for other assets to the extent that the assets acquired are comparable or superior as to value, type and quality or earnings generation; or

(iv)	disposals of obsolete assets; or

(v)	the payment of cash dividends or distributions of any kind to the Borrower’s shareholders in accordance with the Companies Act 1985 or any other relevant law; or

(vi)	disposals to which the Majority Banks have agreed in writing; or

(vii)
disposals by way of factoring or discounting of receivables to the extent such factoring or discounting is carried out in the ordinary course of business or for administrative purposes and, in either case, the primary purpose is not the raising of finance; or

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(viii)	disposals of assets made in the ordinary course of business on arm’s length terms; or

(ix)
disposals on arm’s length terms and on a non-recourse basis to non-Group companies for the purposes of securitisations where the aggregate Disposal Proceeds for all such disposals in aggregate over the life of the Facilities is substantially Cash or Cash Equivalent consideration and does not exceed US$1,000,000,000 or its equivalent; or

(x)	disposals of up to four of the Distribution Networks; or

(xi)
any other disposals not otherwise permitted under paragraphs (b)(i) to (x) above, where the aggregate Disposal Proceeds for all such disposals in aggregate over the life of the Facilities does not exceed £1,000,000,000 or its equivalent.

18.10	Insurance

(a)
The Borrower shall ensure and shall procure that the Group ensures that all its property and assets of an insurable nature (according to what is reasonably insurable in current insurance market) are kept insured against loss or damage by fire and other risks normally insured in a sum or sums which the Borrower, or the Group, where relevant, considers prudent having regard to the nature and extent of the assets to be insured.

(b)
The Borrower shall promptly pay all premiums and do all other things necessary and shall procure that the Group promptly pays and does all other things necessary to maintain in place the insurance required to be taken out by it pursuant to paragraph (a) above.

18.11	Compliance with law

The Borrower will and will procure that each of its Principal Subsidiaries will comply with, or take all reasonable practical and available steps to comply with, the requirements of all laws, rules, regulations and orders of any relevant authority in any applicable jurisdiction relating to the Energy and Network Business, applicable to the Borrower or its Principal Subsidiaries (including, without limitation, Regulatory Orders) where failure to do so could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents.

18.12	Material Licences and Regulatory Orders

(a)
The Borrower shall and shall procure that its Principal Subsidiaries shall comply, or shall take all reasonable practicable and available steps to comply (or, as the case may be, take all reasonable practicable and available steps to procure compliance) in all material respects with the terms of its Material Licences and all Regulatory Orders applicable to the Borrower or such Principal Subsidiary.

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(b)
The Borrower shall not and shall procure that no Principal Subsidiary shall, consent to any material modification of the terms of its Material Licences where such modification may be material to the decision of a person whether or not to provide finance to the Borrower had such a decision been required at the time of such modification.

18.13	Change of business

Except with the prior consent of the Majority Banks, the Borrower shall procure that no substantial change is made to the general nature of the businesses of the Group (taken as a whole) from that carried on at the date of this Agreement outside the Energy and Network Businesses and other infrastructure network businesses of the Group from time to time.

18.14	Maintenance of status

The Borrower shall and shall procure that each of its Principal Subsidiaries shall, except as otherwise permitted in this Agreement, in all material respects do all such things as are necessary to maintain its corporate existence.

18.15	Restriction on Subsidiary Financial Indebtedness

(a)
The Borrower shall procure that no member of the Group (excluding the Borrower) shall create, assume, incur, guarantee or otherwise be liable in respect of or have outstanding any Financial Indebtedness other than:

(i)
any Financial Indebtedness owing by one member of the Group to another member of the Group, or any guarantee, indemnity or similar assurance issued by any Subsidiary in connection with the Financial Indebtedness of another Subsidiary that is permitted under this Clause 18.15;

(ii)
any other Financial Indebtedness (whether or not secured under sub-paragraph (c) of Clause 18.8 (Negative Pledge)) incurred by any Subsidiary provided that the aggregate outstanding principal amount of such Financial Indebtedness (but less Cash or Cash Equivalents held by the relevant Subsidiary and excluding the aggregate amount of the bonds issued by NGG Finance plc set out in subparagraph (iii) below):

(A)	of all Subsidiaries other than Subsidiaries incorporated or whose principal place of business is in the United States does not exceed £13,000,000,000 in aggregate; and

(B)	of all Subsidiaries incorporated or whose principal place of business is in the United States, does not exceed US$9,000,000,000 in aggregate;

(iii)	the bond due August 2006 in an amount of Euro 1.25 billion and the bond due August 2011 in an amount of Euro 750 million issued by NGG Finance plc,

or, in each case, its equivalent in other currencies converted into Dollars or Sterling as applicable at the time of calculation at the spot rate of exchange as determined by the Facility Agent for the purchase of such other currency in the London foreign exchange market into Dollars or Sterling, as applicable, at or about 11.00 a.m. on any date such rate falls to be determined.

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(b)
For the purposes of paragraph (ii) above, the amount of any Financial Indebtedness which is constituted by currency or interest swaps, cap or collar arrangements or any other derivative instruments shall be calculated by aggregating the mark-to-market values of all such currency or interest swaps, cap or collar arrangements or other derivative instruments, and the determination of such amount shall (within the bounds of ordinary market practice) be in the Facility Agent’s sole discretion and shall, in the absence of manifest error, be conclusive and shall not be open to dispute by any party to this Agreement or any third party.

18.16	Environmental Undertakings

The Borrower will and will procure that each other member of the Group will, comply in all respects with:

(a)	all applicable Environmental Laws; and

(b)	the terms and conditions of all Environmental Approvals applicable to it,

where failure to do so could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents and for this purpose will implement procedures to monitor compliance and contain liability under Environmental Laws.

18.17	Repayment of 2001 Facility Agreement

The Borrower shall ensure that:

(a)	the proceeds of any Utilisation are first applied in repayment or prepayment of any amounts outstanding under the 2001 Facility Agreement to the extent not otherwise repaid;

(b)	from the first Utilisation Date under this Agreement no further drawings are made under the 2001 Facility Agreement; and

(c)	all undrawn commitments thereunder are cancelled with effect from a date no later than the first Utilisation Date under this Agreement.

19.	DEFAULT

19.1	Events of Default

Each of the events set out in Clauses 19.2 (Non-payment) to 19.14 (Unlawfulness) (both inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

19.2	Non-payment

The Borrower does not pay within three Business Days of the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable.

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19.3	Breach of other obligations

The Borrower does not comply with any provision of the Finance Documents applicable to it (other than those referred to in Clause 19.2 (Non-payment)) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of thirty (30) days from the date on which the relevant Agent gives notice to the Borrower requiring the same to be remedied save to the extent such failure to comply with any such provision of the Finance Documents constitutes a mandatory prepayment event pursuant to Clause 8.6 (Mandatory Prepayment and Cancellation on Revocation, Surrender or Breach of Material Licences, Breach of Regulatory Orders Or Imposition Of Additional Regulatory Orders).

19.4	Misrepresentation

A representation, warranty or statement made or repeated by the Borrower in or in connection with any Finance Document or in any document delivered by or on behalf of the Borrower under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated save to the extent the circumstances giving rise to such a representation, warranty or statement being incorrect constitutes a mandatory prepayment pursuant to Clause 8.6 (Mandatory Prepayment and Cancellation on Revocation, Surrender or Breach of Material Licences, Breach of Regulatory Orders Or Imposition Of Additional Regulatory Orders).

19.5	Cross-default

(a)	Subject to paragraph (b) below:

(i)	any Financial Indebtedness of the Borrower and/or a Principal Subsidiary is not paid when due or within any originally applicable grace period;

(ii)	an event of default howsoever described occurs under any document relating to Financial Indebtedness of the Borrower and/or a Principal Subsidiary;

(iii)	any Financial Indebtedness of the Borrower and/or a Principal Subsidiary becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described);

(iv)
any commitment for, or underwriting of, any Financial Indebtedness of the Borrower and/or a Principal Subsidiary is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(v)	any Security Interest securing Financial Indebtedness over any asset of the Borrower and/or a Principal Subsidiary becomes enforceable by reason of an event of default howsoever described,

so long as the principal amount of any single instance of such Financial Indebtedness equals or exceeds £50,000,000 or the aggregate principal amount of any such Financial Indebtedness incurred by the Borrower and/or any Principal Subsidiary is equal to or exceeds £100,000,000 or its equivalent in other currencies.

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(b)	For the purposes of this Clause 19.5 the definition of Financial Indebtedness shall exclude Project Finance Borrowings.

(c)
For the purposes of paragraph (a) above, the amount of any Financial Indebtedness which is constituted by currency or interest swaps, cap or collar arrangements or any other derivative instruments (after taking account of any enforceable netting arrangement permitted and/or required in respect of such currency or interest swaps, cap or collar arrangements or other derivative instruments under the terms of any applicable contract with a particular counterparty) shall be calculated by aggregating the mark-to-market values of any such currency or interest swaps, cap or collar arrangements or other derivative instruments, and the determination of such amount shall (within the bounds of ordinary market practice) be in the Facility Agent’s sole discretion and shall, in the absence of manifest error, be conclusive and shall not be open to dispute by any party to this Agreement or any third party.

19.6	Insolvency

(a)
The Borrower or a Principal Subsidiary is, or is deemed for the purposes of any law to be unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b)
The Borrower or a Principal Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so or a moratorium is declared in respect of any of its indebtedness; or

(c)
The Borrower or a Principal Subsidiary by reason of financial difficulties generally begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

19.7	Insolvency proceedings

(a)
Any step (including petition, proposal or convening a meeting) is taken, by reason of financial difficulties, with a view to a composition, assignment or scheme of arrangement with any creditors of the Borrower or a Principal Subsidiary; or

(b)
a meeting of the Borrower or a Principal Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or its administration or any such resolution is passed; or

(c)
any person presents a petition for the winding-up or for the administration of the Borrower or a Principal Subsidiary other than a petition which is frivolous and vexatious and which is not struck out within 14 days of its presentation; or

(d)	any order for the winding-up or administration of the Borrower or a Principal Subsidiary is made; or

(e)
any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of or any other insolvency proceedings involving the Borrower or a Principal Subsidiary.

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19.8	Appointment of receivers and managers

(a)
Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Borrower, or a Principal Subsidiary or any part of its assets; or

(b)
the directors of the Borrower, or a Principal Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

(c)	any other steps are taken to enforce any Security Interest over any part of the assets of the Borrower, or a Principal Subsidiary.

19.9	Creditors’ process

Any attachment, sequestration, distress or execution affects any asset of the Borrower or a Principal Subsidiary and is not discharged within 21 days.

19.10	Analogous proceedings

There occurs, in relation to the Borrower or a Principal Subsidiary, any event anywhere which, in the opinion of the Majority Banks, is analogous to any of those mentioned in Clauses 19.6 (Insolvency) to 19.9 (Creditors’ process) (both inclusive).

19.11	Cessation of business

The Borrower or a Principal Subsidiary ceases to carry on its business pursuant to its Material Licences or Regulatory Orders, unless any of its Material Licences (or the relevant part thereof) are granted or transferred to another member of the Group or pursuant to a disposal permitted under Clause 18.9 (Disposals).

19.12	Ownership of Principal Subsidiaries

Any of the Principal Subsidiaries are not or cease to be wholly-owned direct or indirect Subsidiaries of the Borrower.

19.13	Repudiation

The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

19.14	Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

19.15	Acceleration

On and at any time after the occurrence of an Event of Default an Agent may, and will if so directed by the Majority Banks, by notice to the Borrower:

(a)	cancel the Total Commitments; and/or

(b)
demand that all the Advances, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they will become immediately due and payable; and/or

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(c)	demand that all the Advances be payable on demand, whereupon they will immediately become payable on demand.

20.	THE AGENTS AND THE BOOKRUNNERS

20.1	Appointment and duties of the Agents

(a)
Subject to paragraph (f) of Clause 20.15 (Resignation of an Agent), each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents; and

(b)	each Swingline Bank irrevocably appoints the Swingline Agent to act as its agent under and in relation to the Swingline Advance Facility,

and in each case authorises that Agent on its behalf to:

(i)
perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with all other incidental rights, powers and discretions; and

(ii)	execute as agent for that Finance Party each Finance Document to which that Agent is a party.

(c)	An Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

20.2	Role of the Bookrunners

Except as otherwise specifically provided in this Agreement, no Bookrunner has any obligations of any kind to any other Party under or in connection with any Finance Document.

20.3	Relationship

The relationship between an Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes an Agent as trustee or fiduciary for any other Party or any other person and an Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

20.4	Majority Banks’ directions

An Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions an Agent may act as it considers to be in the best interests of all the Banks.

20.5	Delegation

An Agent may act under the Finance Documents through its personnel and agents.

20.6	Responsibility for documentation

Neither an Agent nor any Bookrunner is responsible to any other Party for:

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(a)	the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

(b)	the collectability of amounts payable under any Finance Document; or

(c)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

20.7	Default

(a)
An Agent is not obliged to monitor or enquire as to whether or not a Default has occurred and an Agent will not be deemed to have knowledge of the occurrence of a Default. An Agent may assume that no Default has occurred (unless it has actual knowledge of a Default arising under Clause 19.2 (Non-payment). However, if an Agent receives notice from a Party referring to this Agreement, describing the alleged Default and stating that it believes the event is a Default, that Agent shall promptly notify the Banks.

(b)
An Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

20.8	Exoneration

(a)
Without limiting paragraph (b) below, an Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by that Agent’s gross negligence or wilful misconduct.

(b)
No Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

20.9	Reliance

An Agent may:

(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(c)	engage, pay for and rely on legal or other professional advisers selected by it (including those in that Agent’s employment and those representing a Party other than that Agent).

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20.10	Credit approval and appraisal

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

(a)
has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by an Agent or a Bookrunner in connection with any Finance Document; and

(b)
will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Revolving Facility Commitment or Swingline Commitment is in force.

20.11	Information

(a)	Each Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to that Agent by a Party for that person.

(b)	Each Agent shall promptly supply a Bank with a copy of each document received by that Agent under Clause 4 (Conditions Precedent) upon the request of that Bank.

(c)	Except where this Agreement specifically provides otherwise, an Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)	Except as provided above, an Agent has no duty:

(i)
either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Borrower or any related entity of the Borrower, whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement unless such information is provided to the Agent in its capacity as agent in which case such information will be made available promptly to each of the Banks; or

(ii)	unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from the Borrower.

20.12	The Agent and the Bookrunners individually

(a)
If it is a Bank, each of the Agents and any Bookrunner has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not an Agent or a Bookrunner.

(b)	Each of the Agents, and any Bookrunner may:

(i)	carry on any business with the Borrower or its related entities;

(ii)	act as agent or trustee for, or in relation to any financing involving, the Borrower or its related entities; and

(iii)	retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

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(c)
The Borrower irrevocably authorises each of the Agents to disclose to the other Finance Parties any information which, in the reasonable opinion of that Agent, is received by it in its capacity as Agent.

20.13	Indemnities

(a)
Without limiting the liability of the Borrower under the Finance Documents, each Revolving Facility Bank or (in the case of the Swingline Agent) each Swingline Bank shall forthwith on demand indemnify each Agent for its proportion of any liability or loss incurred by that Agent in any way relating to or arising out of it acting as an agent, except to the extent that the liability or loss arises directly from that Agent’s gross negligence or wilful misconduct.

(b)
A Revolving Facility Bank’s proportion of the liability or loss set out in paragraph (a) above is the proportion which the Original Dollar Amount of its Advances bears to the Original Dollar Amount, as the case may be, of all Advances (other than Swingline Advances) outstanding on the date of the demand. If, however, no such Advances are outstanding on the date of demand, then the proportion will be that which each Bank’s Revolving Facility Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

(c)
A Swingline Bank’s proportion of the liability or loss set out in paragraph (a) above is the proportion which the Original Dollar Amount of its Swingline Advances bears to the Original Dollar Amount, as the case may be, of all Swingline Advances outstanding on the date of the demand. If, however, no Swingline Advances are outstanding on the date of demand, then the proportion will be that which each Bank’s Swingline Commitment bears to the Total Swingline Commitments at the date of demand or, if the Total Swingline Commitments have been cancelled, bore to the Total Swingline Commitments immediately before being cancelled.

(d)	The Borrower shall forthwith on demand reimburse each Bank for any payment made by it under paragraphs (b) and (c) above.

20.14	Compliance

(a)
An Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b)
Without limiting paragraph (a) above, an Agent need not disclose any information relating to the Borrower or any of its related entities if the disclosure might, in the opinion of that Agent constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

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(c)
Nothing in this Agreement shall oblige either Agent or the Bookrunners to carry out any “know your customer” or other checks in relation to any person on behalf of any Bank and each Bank confirms to the Agent and the Bookrunners that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by either Agent or the Bookrunners.

20.15	Resignation of an Agent

(a)
Notwithstanding its irrevocable appointment, an Agent may resign by giving notice to the Banks and the Borrower, in which case that Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

(b)
If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, a retiring Agent may, after prior consultation with the Borrower, appoint a successor Agent.

(c)
The resignation of a retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term “Facility Agent” or “Swingline Agent” will mean the successor Agent, where appropriate.

(d)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the relevant Agent under this Agreement.

(e)
Upon its resignation becoming effective, this Clause 20 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was an Agent and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

(f)
An Agent shall, forthwith upon being requested to do so by the Majority Banks, resign in accordance with paragraph (a) above. However, in this event, an Agent may not appoint one of its Affiliates as successor Agent as contemplated by paragraph (a) above and the Majority Banks shall appoint a successor Agent.

20.16	Banks

(a)
An Agent may treat each Bank as a Bank and entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary not less than five Business Days prior to any relevant payment.

(b)	An Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

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20.17	Chinese Wall

In acting as an Agent or as a Bookrunner, the agency and syndications division of each of an Agent and the Bookrunners shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by an Agent, or any Bookrunner otherwise than in the capacity of Agent or Bookrunner through its agency and syndications division (whether as financial advisor to any member of the Group or otherwise) may be treated as confidential by that Agent or Bookrunner and shall not be deemed to be information possessed by that Agent or Bookrunner in their capacity as such. Each Finance Party acknowledges that an Agent and the Bookrunners may, now or in the future, be in possession of, or provided with, information relating to the Group which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, neither any Agent nor any Bookrunner will be under any obligation to provide, or under any liability for failure to provide, any such information.

21.	FEES

21.1	Arrangement and Participation fees

The Borrower shall pay the arrangement and participation fees with respect to the Facility in accordance with the relevant Fee Letter between the Bookrunners and the Borrower.

21.2	Commitment fee

(a)	The Borrower shall pay to the Facility Agent for each Bank a commitment fee at the rate of 0.1 per cent. per annum.

(b)
Accrued commitment fees are payable quarterly in arrears on the daily undrawn, uncancelled amount of the relevant Revolving Facility Commitment on each day from the Signing Date until the last day of the Availability Period with the first payment due three months after the Signing Date. Accrued commitment fee is also payable to the Facility Agent for the relevant Bank(s) on the cancelled amount of its Revolving Facility Commitment at the time the cancellation takes effect. Accrued commitment fees are payable in Dollars.

21.3	Term-out Fee

On the day on which a Term-out Advance is made pursuant to paragraph (b) of Clause 7.1 (Repayment of Revolving Facility Advances and Term-out Advances), the Borrower shall pay the Facility Agent for distribution pro rata to the Revolving Facility Banks which participate in the relevant Term-out Advance a fee of 0.05 per cent. flat on the aggregate Original Dollar Amount of all Term-out Advances made on that date.

21.4	Agency fee

The Borrower shall pay to the Facility Agent for its own and for the Swingline Agent’s account agency fees in the amounts agreed in the relevant Fee Letter between the Borrower and the Facility Agent.

21.5	VAT

Any fee referred to in this Clause 21 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

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22.	EXPENSES

22.1	Initial and special costs

The Borrower shall forthwith on demand pay the Facility Agent and the Bookrunners the amount of all reasonable costs and expenses (including legal fees (subject to any agreed caps)) incurred by any of them in connection with:

(a)	the arranging and primary syndication of the Facilities;

(b)	the negotiation, preparation, printing and execution of:

(i)	this Agreement and any other documents referred to in this Agreement;

(ii)	any other Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

(c)
any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to a Finance Document or a document referred to in any Finance Document.

22.2	Enforcement costs

The Borrower shall forthwith on demand pay to each Finance Party the amount of all reasonable costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

23.	STAMP DUTIES

The Borrower shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

24.	INDEMNITIES

24.1	Currency indemnity

(a)
If a Finance Party receives an amount in respect of the Borrower’s liability under the Finance Documents or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency (the “contractual currency”) in which the amount is expressed to be payable under the relevant Finance Document:

(i)	the Borrower shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

(ii)
if the amount received by the Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

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(iii)	the Borrower shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2	Other Indemnities

The Borrower shall forthwith on demand indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs as a consequence of:

(a)	the occurrence of any Event of Default;

(b)	the operation of Clause 19.15 (Acceleration) or Clause 30 (Redistributions);

(c)
any payment of principal or an overdue amount being received from any source otherwise than on its Maturity Date or the last day of its Interest Period and, for the purposes of this paragraph (c), the Maturity Date of an overdue amount is the last day of each Default Term (as defined in Clause 9.4 (Default interest)); or

(d)
(other than by reason of negligence or default by a Finance Party) a Utilisation not being effected by reason of the operation of any one or more provisions of this Agreement after the Borrower has delivered a Utilisation Request for that Utilisation.

The Borrower’s liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

24.3	Indemnity to the Agent

The Borrower shall promptly indemnify any Agent against any cost, loss or liability incurred by that Agent (acting reasonably) as a result of:

(a)	entering into or performing any foreign exchange contract for the purposes of Clause 10.3 (Change of Currency); or

(b)	acting or relying on any notice, request or instruction from the Borrower which it reasonably believes to be genuine, correct and appropriately authorised.

25.	CALCULATIONS AND EVIDENCE OF DEBT

25.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

25.2	Certificates and Determination

(a)
Any certification or determination by a Finance Party of a rate or amount under this Agreement shall be supported (other than in relation to any calculation of interest) by reasonable evidence of how the calculation has been made and, if so supported, shall be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

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(b)	Any determination by an Agent of a rate of interest shall be, in the absence of manifest error, conclusive.

(c)	Nothing in this Clause obliges any Finance Party to disclose any confidential information.

25.3	Calculations

(a)
Interest payable on an amount denominated in Sterling or payable in respect of the Swingline Advance Facility and any applicable Mandatory Cost accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days; and

(b)
interest payable on an amount denominated in Dollars or an Optional Currency (other than a Swingline Advance or where market practice otherwise dictates) and the fees payable under Clause 21 (Fees) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days,

(or, in either case, as otherwise agreed between the Facility Agent and the Borrower in accordance with usual market practice).

26.	AMENDMENTS AND WAIVERS

26.1	Procedure

(a)
Subject to Clause 26.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Borrower and the Majority Banks and (in so far as its position as an Agent is affected) an Agent. The Facility Agent may effect, on behalf of the Majority Banks, an amendment to which they have agreed.

(b)	The Facility Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

26.2	Exceptions

(a)	An amendment or waiver which relates to:

(i)	the definition of “Majority Banks” in Clause 1.1 (Definitions);

(ii)	Clause 2.5 (Nature of each Finance Party’s rights and obligations);

(iii)	an extension of the date for, or a decrease in an amount (including any fees payable or the Applicable Margin) or a change in the currency of, any payment under the Finance Documents;

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(iv)	subject to Clause 26.3 (Increase of Revolving Facility Total Commitments), an increase in a Bank’s Revolving Facility Commitment or Swingline Commitment, where relevant;

(v)	a term of a Finance Document which expressly requires the consent of each Bank; or

(vi)	Clause 30 (Redistributions) or this Clause 26,

may not be effected without the consent of each Bank.

(b)	An amendment or waiver which relates to an Agent may not be effected without the consent of that Agent, not to be unreasonably withheld or delayed.

26.3	Increase of Revolving Facility Total Commitments

(a)
The Borrower shall be entitled to increase any number of times the Total Commitments (subject to a maximum increase of US$150,000,000 in aggregate) at any time by requesting that additional financial institutions become a party to this Agreement. If the Borrower so requests, the Borrower and the Agents may without the consent of the Banks, amend this Agreement to allow such financial institutions to accede with additional commitments not exceeding in aggregate US$150,000,000 and the Facility Agent shall promptly notify the Banks of such increase provided that (i) (if any Advances are outstanding) the date on which such financial institutions accede is a date on which all such outstanding Advances are due to be repaid and (ii) such accession shall only take effect if all such Advances are repaid on the date they are due to be repaid. For the avoidance of doubt, the Revolving Facility Commitment and Swingline Commitment of an Existing Bank shall not be increased unless that Existing Bank (at its sole discretion) agrees to such increase.

(b)
If a Bank declines or is deemed to decline to extend the Availability Period in respect of its Revolving Facility Commitment or Swingline Commitment pursuant to Clause 5.7 (Extension of Availability Period) (the “Declining Bank”), the Borrower may at any time, prior to the date falling 60 days after the last day of such Declining Bank’s Availability Period (the “Expiry Date”) request that additional financial institutions participate in the Facilities in an aggregate maximum amount equal to or less than the aggregate Revolving Facility Commitment and Swingline Commitment of all Declining Banks (the “Relevant Amount”) immediately prior to the Expiry Date. If the Borrower so requests, following consultation with the Agents, it may amend this Agreement to allow such financial institutions to accede with additional Revolving Credit Commitments and Swingline Commitments not to exceed the Relevant Amount provided that (i) (if any Advances are outstanding) the date on which such financial institutions accede is a date on which all such outstanding Advances are due to be repaid and (ii) such accession shall only take effect if all such Advances are repaid on the date they are due to be repaid. For the avoidance of doubt, the Revolving Facility Commitment and Swingline Commitment of an Existing Bank shall not be increased unless that Existing Bank agrees (at its sole discretion) to such increase.

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26.4	Waiver and Remedies Cumulative

The rights of each Finance Party under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

27.	CHANGES TO THE PARTIES

27.1	Transfers by the Borrower

The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

27.2	New Banks

(a)
A Bank (the “Existing Bank”) may, at any time, assign, transfer or novate any of its rights and/or obligations under this Agreement to a Qualifying Bank (the “New Bank”) without the prior consent of or notice to the Borrower:

(i)
save that the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed) is required for any such assignment, transfer or novation unless it is to another Existing Bank or Affiliate or an Event of Default has occurred and is continuing and such consent will be deemed to have been given if, within fourteen days of receipt by the Borrower of an application for consent, it has not been expressly refused;

(ii)
(subject to (i) above) without restriction, save that in the case of a partial assignment, transfer or novation of its rights and/or obligations under either Facility a minimum amount of US$5,000,000 (or its equivalent) in aggregate or, if as a result of such assignment, novation or transfer the Existing Bank’s rights and/or obligations under any Facility would in aggregate be less than US$10,000,000 (or its equivalent) such amount as represents all its rights, benefits and obligations hereunder (unless the relevant Agent agrees otherwise) must be assigned, transferred or novated; and

(iii)
no assignment, novation or transfer of all or any part of a Swingline Commitment or Revolving Facility Commitment shall be made by that Existing Bank unless simultaneously therewith a pro rata amount of the Revolving Facility Commitment or Swingline Commitment of that Existing Bank (or its Affiliated Bank) and a pro rata amount of each of that Existing Bank’s (or its Affiliated Bank’s) outstanding Swingline Advances or as the case may be, Revolving Facility Advances are also assigned, novated or transferred (where relevant) to the New Bank (or its Affiliated Bank), provided that no such pro rata assignment, novation or transfer of a Revolving Facility Commitment or outstanding Revolving Facility Advances shall be required to be made by a Revolving Facility Bank which is also a Swingline Bank if it assigns, novates or transfers a Swingline Commitment to its Affiliated Bank.

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(b)	A transfer of obligations will be effective only if:

(i)	the obligations are transferred by way of novation in accordance with Clause 27.3 (Procedure for transfers);

(ii)
the New Bank confirms to the relevant Agent and the Borrower that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to that Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank; and

(iii)
upon performance of all “know your customer” or other checks relating to any person that the Facility Agent is required to carry out in relation to such assignment to a New Bank, the completion of which the Facility Agent shall promptly notify to the Existing Bank and the New Bank.

(c)	Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d)
On each occasion that an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement (other than to an Affiliate), the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the relevant Agent for its own account a fee of US$1,500.

(e)	An Existing Bank is not responsible to a New Bank for:

(i)	the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

(ii)	the collectability of amounts payable under any Finance Document; or

(iii)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f)	Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

(i)
has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under this Agreement or any Revolving Commitment or Swingline Commitment, where relevant, is in force.

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(g)	Nothing in any Finance Document obliges an Existing Bank to:

(i)	accept a re-transfer from a New Bank of any of the rights and/or obligations assigned or transferred or novated under this Clause; or

(ii)	support any losses incurred by the New Bank by reason of the non performance by the Borrower of its obligations under this Agreement or otherwise.

(h)
Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Revolving Commitment and Swingline Commitment have been cancelled or reduced to nil.

27.3	Procedure for transfers

(a)	A transfer by way of novation is effected if:

(i)
the Existing Bank and the New Bank deliver to the relevant Agent a duly completed certificate substantially in the form set out in Schedule 5 (Transfer Certificate) (a “Transfer Certificate”) with such changes as that Agent approves to achieve a substantially similar effect (which may be delivered by fax and confirmed by delivery of a hard copy original but the fax will be effective irrespective of whether confirmation is received); and

(ii)	the Facility Agent (subject to paragraph (b) below) executes it.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by an Existing Bank and the New Bank upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the transfer to such New Bank.

(c)
Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf and the Facility Agent agrees promptly to provide a copy of the Transfer Certificate to the Borrower after it has executed it.

(d)
To the extent that they are expressed to be the subject of the transfer in the Transfer Certificate, on the date of execution of the Transfer Certificate by the Facility Agent (or the date specified in the Transfer Certificate if later):

(i)	the Existing Bank and the other Parties (the “existing Parties”) will be released from their obligations to each other (the “discharged obligations”);

(ii)
the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only in so far as they are owed to or assumed by the New Bank instead of the Existing Bank;

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(iii)	the rights of the Existing Bank against the existing Parties and vice versa (the “discharged rights”) will be cancelled; and

(iv)
the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only in so far as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Transfer Certificate by the Facility Agent or, if later, the date specified in the Transfer Certificate.

(e)
If the effective date of a novation is after the date a Utilisation Request is received by an Agent but before the date a requested Advance is disbursed to for the Borrower, the Existing Bank shall be obliged to participate in that Advance in respect of its discharged obligations notwithstanding that novation and the New Bank shall reimburse the Existing Bank for its participation in that Advance and all interest and fees thereon up to the date of reimbursement (in each case to the extent attributable to the discharged obligations) within three Business Days of the Utilisation Date of that Advance.

27.4	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Facility Agent shall (in consultation with the Borrower) appoint another Bank to replace the Reference Bank.

27.5	Additional Payments

If following:

(a)	any assignment, transfer or novation of all or any part of the rights or obligations of an Existing Bank to a New Bank under Clause 27.2 (New Banks); or

(b)	any change in an Existing Bank’s Facility Office,

any additional amount is required to be paid to the New Bank or that Existing Bank (as the case may be) by the Borrower under Clause 12 (Taxes) or Clause 14 (Increased Costs) of this Agreement as a result of circumstances existing at the time of that assignment, transfer, novation or change, then the New Bank or Existing Bank (acting through its new Facility Office) will be entitled to receive any such amount only to the extent that the New Bank or Existing Bank (acting through its old Facility Office) would have been so entitled had there been no assignment, transfer, novation or change in Facility Office (as the case may be).

27.6	Register

Each Agent shall keep a register of all the Parties and shall supply any other Party (at that Party’s expense) with a copy of the register on request.

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28.	DISCLOSURE OF INFORMATION

A Bank may disclose to (i) its professional advisers; (ii) any of its Affiliates; (iii) any other person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement; and/or (iv) any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation:

(a)	a copy of any Finance Document;

(b)	a copy of the Information Memorandum; and

(c)	any information which that Bank has acquired under or in connection with any Finance Document,

provided that a Bank shall not disclose any such information to a person unless that person has provided to that Bank a confidentiality undertaking addressed to that Bank and the Borrower, substantially in the form set out in Schedule 7 (Form of Confidentiality Undertaking) or such other form as the Borrower may approve.

Notwithstanding anything to the contrary, it is hereby agreed that from the commencement of discussions with respect to transactions contemplated by this Agreement (the “Transactions”), any Party (and any employee, representative or other agent of any Party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analysis) that are provided to it relating to such tax treatment and tax structure.

29.	SET-OFF

A Finance Party may set off any matured obligation owed by the Borrower under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

30.	REDISTRIBUTIONS

30.1	Redistribution

If any amount owing by the Borrower under this Agreement to a Finance Party (the “recovering Finance Party”) is discharged by payment, set-off or any other manner other than through the Facility Agent or the Swingline Agent in accordance with Clause 11 (Payments) (a “recovery”), then:

(a)	the recovering Finance Party shall, within 3 Business Days, notify details of the recovery to the relevant Agent;

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(b)
that Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by that Agent and distributed in accordance with Clause 11 (Payments);

(c)	subject to Clause 30.3 (Exceptions), the recovering Finance Party shall, within 3 Business Days of demand by the relevant Agent, pay to that Agent an amount (the “redistribution”) equal to the excess;

(d)
the relevant Agent shall treat the redistribution as if it were a payment by the Borrower concerned under Clause 11 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 11.7 (Partial payments); and

(e)
after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and the Borrower will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

30.2	Reversal of Redistribution

If under Clause 30.1 (Redistribution):

(a)	a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to the Borrower; and

(b)	the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the relevant Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in paragraph (e) of Clause 30.1 (Redistribution) will operate in reverse to the extent of the reimbursement.

30.3	Exceptions

(a)
A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Borrower concerned in the amount of the redistribution pursuant to paragraph (e) of Clause 30.1 (Redistribution).

(b)
Where a recovering Finance Party has received a recovery as a consequence of the satisfaction or enforcement of a judgment obtained in any legal action or proceedings to which it is a party it need not pay a redistribution to any Finance Party which (being entitled to do so) did not join in with the recovering Finance Party in the legal action or proceedings, unless the recovering Finance Party did not give prior notice of its involvement in the legal action or proceedings to the relevant Agent for disclosure to all the Banks.

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31.	SEVERABILITY

If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

32.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement

33.	NOTICES

33.1	Giving of notices

All notices or other communications under or in connection with this Agreement shall be given in writing or facsimile. Any such notice will be deemed to be given as follows:

(a)	if in writing, when delivered;

(b)	if by facsimile, when received in legible form.

However, a notice given in accordance with the above but received other than on a Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place. Facsimile notices to the relevant Agent must be confirmed in writing (but non-receipt of that confirmation will not affect the validity of the original facsimile notice).

33.2	Notices

The address, facsimile and telephone numbers and contact details of each Party for all notices and other matters under or in connection with this Agreement are:

(a)	in the case of the Agents and the Borrower, identified with its signature below; or

(b)
in the case of the Banks as previously notified in writing to the Facility Agent (or, in the case of any Bank that becomes a Party pursuant to a Transfer Certificate, set out in the relevant Transfer Certificate); or

(c)	as otherwise notified by that Party for this purpose to the relevant Agent by not less than five Business Days’ notice.

34.	GOVERNING LAW AND JURISDICTION

34.1	Governing Law

This Agreement is governed by English law.

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34.2	Submission to Jurisdiction

(a)
The Borrower irrevocably agrees for the benefit of each of the Finance Parties that the Courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning a Finance Document and in relation to, or in relation to the enforcement of, any judgment relating to any such claim, dispute or difference and accordingly submits to the jurisdiction of the English Courts.

(b)
The Borrower irrevocably waives any right that it may have to object to an action being brought in the Courts of England, to claim that the action has been brought in an inconvenient forum or to claim that the Courts of England do not have jurisdiction.

(c)
Nothing in this Clause shall (or be construed so as to) limit the right of any Finance Party to bring legal proceedings in any other court of competent jurisdiction (including, without limitation the courts have jurisdiction by reason of the Borrower’s place of incorporation) or concurrently on more than one jurisdiction), whether by way of substantive action, ancillary relief, enforcement or otherwise.

34.3	Forum convenience and enforcement abroad

The Borrower agrees that a judgment or order of a court of England in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

34.4	No Third Party Reliance

A person who is not a party to this Agreement may not enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof this Agreement has been entered into on the date set out above.

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SCHEDULE 1

THE BANKS

Part I
Revolving Facility Banks and Commitments

Banks	Commitments US$

ABN AMRO Bank N.V.	45,000,000.00

Australia and New Zealand Banking Group Limited	45,000,000.00

Bank of America, N.A.	45,000,000.00

The Bank of New York	45,000,000.00

The Bank of Tokyo-Mitsubishi, Ltd.	45,000,000.00

Bank One, NA	45,000,000.00

Barclays Bank PLC	45,000,000.00

Bayerische Hypo-und Vereinsbank AG, London Branch	45,000,000.00

Bayerische Landesbank, London Branch	45,000,000.00

BBVA Ireland plc	45,000,000.00

Citibank N.A.	45,000,000.00

Commerzbank Aktiengesellschaft, London Branch	45,000,000.00

Commonwealth Bank of Australia	45,000,000.00

Credit Lyonnais	45,000,000.00

Credit Suisse First Boston	45,000,000.00

Deutsche Bank AG London	45,000,000.00

Dresdner Bank AG London Branch	45,000,000.00

Fleet National Bank	45,000,000.00

HSBC Bank plc	45,000,000.00

ING Bank N.V., London Branch	45,000,000.00

JPMorgan Chase Bank	45,000,000.00

Landesbank Baden-Württemberg, London Branch	45,000,000.00

Landesbank Hessen-Thüringen Girozentrale, Irish Branch	45,000,000.00

Merrill Lynch Bank USA	45,000,000.00

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Banks	Commitments US$

Mizuho Corporate Bank, Ltd,	45,000,000.00

Morgan Stanley Bank	45,000,000.00

National Australia Bank Limited	45,000,000.00

Royal Bank of Canada Europe Limited	45,000,000.00

The Royal Bank of Scotland plc	45,000,000.00

Société Générale	45,000,000.00

Sumitomo Mitsui Banking Corporation Europe Limited	45,000,000.00

TD Bank Europe Limited	45,000,000.00

WestLB AG, London Branch	45,000,000.00

Revolving Facility Total Commitments	1,485,000,000.00

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Part II
Swingline Banks and Swingline Commitments

Banks	Commitments US$

ABN AMRO Bank N.V.	11,111,111.11

Bank of America, N.A.	11,111,111.11

The Bank of New York	11,111,111.11

Bank One, NA	11,111,111.11

Barclays Bank PLC London	11,111,111.11

Bayerische Hypo-und Vereinsbank AG, New York Branch	11,111,111.11

Bayerische Landesbank New York Branch	11,111,111.11

BBVA Ireland plc acting through Banco Bilbao Vizcaya Argentaria S.A.	11,111,111.11

Citibank N.A. New York	11,111,111.11

Commerzbank Aktiengesellschaft New York Branch	11,111,111.11

Commonwealth Bank of Australia	11,111,111.11

Credit Lyonnais	11,111,111.11

Credit Suisse First Boston, acting through its Cayman Islands Branch	11,111,111.11

Deutsche Bank AG New York Branch	11,111,111.11

Dresdner Bank AG New York	11,111,111.11

Fleet National Bank	11,111,111.11

HSBC Bank plc	11,111,111.11

ING Bank N.V., London Branch	11,111,111.11

JPMorgan Chase Bank	11,111,111.11

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Banks	Commitments US$

Merrill Lynch Bank USA	11,111,111.11

Morgan Stanley Bank	11,111,111.11

National Australia Bank Limited	11,111,111.11

Royal Bank of Canada Europe Limited	11,111,111.11

The Royal Bank of Scotland plc	11,111,111.11

Société Générale	11,111,111.11

Toronto Dominion (Texas), Inc.	11,111,111.11

WestLB AG, New York Branch	11,111,111.11

Total Swingline Commitments	300,000,000.00

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Part III
The Mandated Lead Arrangers

ABN AMRO Bank N.V.

Australia and New Zealand Banking Group Limited

Bank of America, N.A.

The Bank of New York

The Bank of Tokyo-Mitsubishi, Ltd.

Bank One, NA

Barclays Capital

Bayerische Hypo-und Vereinsbank AG, London Branch

Bayerische Landesbank, London Branch

BBVA Ireland plc

Citibank N.A.

Commerzbank Aktiengesellschaft, London Branch

Commonwealth Bank of Australia

Credit Lyonnais

Credit Suisse First Boston

Deutsche Bank AG London

Dresdner Kleinwort Wasserstein Limited

Fleet National Bank

HSBC Bank plc

ING Bank N.V., London Branch

JPMorgan Chase Bank

Landesbank Baden-Württemberg, London Branch

Landesbank Hessen-Thüringen Girozentrale, Irish Branch

Merrill Lynch Bank USA

Mizuho Corporate Bank, Ltd,

Morgan Stanley Bank

National Australia Bank Limited

Royal Bank of Canada Europe Limited

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The Royal Bank of Scotland plc

Société Générale

Sumitomo Mitsui Banking Corporation Europe Limited

TD Bank Europe Limited

WestLB AG, London Branch

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SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

(a)	A copy of the memorandum and articles of association and certificate of incorporation of the Borrower;

(b)	a copy of the extract of a committee resolution of the Borrower and of the board of directors establishing such committee:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

(ii)	authorising a specified person or persons to execute and, where applicable, deliver the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including but not limited to Utilisation Requests) to be signed and/or despatched by it under or in connection with the Finance Documents;

(c)	specimens of the signatures of each person authorised by the resolution referred to in paragraph (b) above;

(d)	a certificate of a director of the Borrower on its behalf confirming that utilisation of the Facilities in full would not, when utilised, cause any borrowing limit binding on it to be exceeded;

(e)
a certificate of an authorised signatory of the Borrower certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement;

(f)	a legal opinion of Clifford Chance addressed to the Finance Parties substantially in the form distributed to the Banks prior to the Signing Date;

(g)
evidence that the Borrower has given a notice of prepayment and cancellation of the undrawn commitment (if any) under the 2001 Facility Agreement such prepayment and cancellation to be effective no later than the first Utilisation Date (and if drawn to be funded from utilisation of the Revolving Facility);

(h)	the Original Group Accounts; and

(i)	evidence satisfactory to the Facility Agent that all fees, costs and expenses due and payable by the Borrower under this Agreement at the date hereof have been paid.

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SCHEDULE 3

CALCULATION OF THE MANDATORY COST

1.
The Mandatory Cost is an addition to the interest rate in relation to the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Term or Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as the average of the rates supplied by the Reference Banks and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage determined by the Facility Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4.	The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)	in relation to a domestic sterling Advance:

AB + C(B – D) + E x 0.01 100 – (A + C)	per cent. per annum

(b)	in relation to an Advance in any currency other than domestic sterling:

E x 0.01 300	per cent. per annum.

Where:

(A)
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Reference Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

(B)	is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost) payable for the relevant Term or Interest Period on the Advance.

(C)	is the percentage (if any) of Eligible Liabilities which that Reference Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

(D)	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

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(E)
is the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
If requested by the Facility Agent, each Reference Bank shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Reference Bank shall supply the following information in writing on or prior to the date on which it becomes a Reference Bank:

(a)	the jurisdiction of its Facility Office;

(b)	the rate of charge payable by that Reference Bank to the Financial Services Authority calculated in accordance with E above; and

(c)	any other information that the Facility Agent may reasonably require for such purpose.

Each Reference Bank shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph and, if requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated in accordance with E above) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

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8.
The percentages or rates of charge of each Reference Bank for the purpose of A, C and E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Reference Bank notifies the Facility Agent to the contrary, each Reference Bank’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9.
The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Reference Bank pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10.
The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3 and 7 above.

11.
Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.
The Facility Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

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SCHEDULE 4

FORM OF UTILISATION REQUEST/INTEREST PERIOD SELECTION NOTICE*

To:	[HSBC Bank plc as Facility Agent]/[HSBC Bank USA as Swingline Agent]

From:	National Grid Transco plc	Date: [•]

Dear Sirs

National Grid Transco plc

US$1,485,000,000 364 DAY MULTICURRENCY REVOLVING CREDIT
(INCLUDING US$300,000,000 SWINGLINE ADVANCE FACILITY)

dated [               ], 2003
(the “Agreement”)

1.	We refer to the Agreement.

2.
We wish to utilise the Revolving Facility* and/or the Swingline Advance Facility* by way of Revolving Facility Advances* and/or Term-out Advances* and/or Swingline Advances* as follows* and/or select an Interest Period for an outstanding Term-out Advance as follows*:

(a)	Proposed Utilisation Date:	Revolving Facility:	[	]	*
		Swingline Advance Facility:	[	]	*

(b)	Requested Amount (including currency):	Revolving Facility:	[	]	*
		Swingline Advance Facility:	[	]	*

(c)	Interest Period/Term*:	Revolving Facility:	[	]	*
		Swingline Advance Facility:	[	]	*

(d)	Payment Instructions:	Revolving Facility:	[	]	*
		Swingline Advance Facility:	[	]	*

(e)	Initial Interest Period:	Revolving Facility:	[	]	*
(for Term-out Advances only)*

(f)	Final Maturity Date	Revolving Facility:	[	]	*
(for Term-out Advances only)*

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3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent generally) is satisfied on the date of this Utilisation Request.**

Yours faithfully

By:

_____________________________

National Grid Transco plc

Authorised Signatory

*	Delete as appropriate
**	Delete as appropriate

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SCHEDULE 5

TRANSFER CERTIFICATE

To:	HSBC Bank plc as Facility Agent

cc:	[HSBC Bank USA as Swingline Agent]

From:	[The Existing Bank] and [The New Bank]	Date: [•]

National Grid Transco plc

US$1,485,000,000 364 DAY MULTICURRENCY REVOLVING CREDIT
(INCLUDING US$300,000,000 SWINGLINE ADVANCE FACILITY)

dated [               ], 2003
(the “Agreement”)

1.	We refer to Clause 27.3 (Procedure for transfers) of the Agreement. Terms defined in the Agreement have the same meaning in this Transfer Certificate.

2.
We [          ] (the “Existing Bank”) and we [          ] (the “New Bank”) agree to the Existing Bank and the New Bank transferring by way of novation all the Existing Bank’s rights and obligations referred to in the Schedule in accordance with Clause 27.3 (Procedure for transfers).

3.	The specified date for the purposes of paragraph (c) of Clause 27.3 (Procedure for transfers) is [date of transfer].

4.	The Facility Office and address for notices of the New Bank for the purposes of Clause 33.2 (Notices) are set out in the Schedule.

5.	The New Bank warrants that on the date of this Transfer Certificate it is a Qualifying Bank.

6.	This Transfer Certificate is governed by English law.

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SCHEDULE TO TRANSFER CERTIFICATE

All of the rights and obligations of the Existing Bank in relation to the Advances and Commitments as specified in this Transfer Certificate shall be transferred.

Amount of Revolving Facility Commitment transferred*:

Amount of Revolving Facility Advances transferred*:

Amount of Swingline Commitment transferred*:

Amount of Swingline Advances transferred*:

[New Bank]

[Facility Office]	[Address for notices:]

Telephone No.]

[Facsimile No.]

[Contact:]

[Existing Bank]	[New Bank]	Facility Agent

By: .................................	By: .............................	By: .............................

Date: .............................	Date: ..........................	Date: .............................

* delete as applicable.

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SCHEDULE 6

TIMETABLES

In this Schedule 6:

B	=	Bank

D-[x]	=	x Business Days before the relevant Utilisation Date

SA	=	Swingline Agent

SB	=	Swingline Bank

UR	=	Utilisation Request

Revolving Facility Advances

Clause	Event	Time

		Dollars/Optional Currency (other than sterling)		Sterling

		Terms or Interest Periods of 1, 2, 3 or 6 months	Terms or Interest Periods other than 1, 2, 3 or 6 months	Terms or Interest Periods of 1, 2, 3 or 6 months	Terms other than 1, 2, 3 or 6 months

5.1	Facility Agent receives	D-3	D-3	D-1	D-1
	UR	4.30 pm	10.30 am	4.30 pm	10.30 am

5.4	Facility Agent notifies B of requested Revolving Facility Advances and aggregate amount of Revolving Facility Advances	[D-2 9 a.m.]	D-3 2 pm	D-1 9 am	D-1 2 pm

5.5(b)	Facility Agent receives objection by B to selection of a Term other than 1, 2, 3 or 6 months (if applicable)		D-3 3.30 pm		D-1 3.30 pm

5.5(c)	Facility Agent notifies Borrower and Bs of the new Term (if applicable)		D-2 9.00 am		D 9.00 am

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Swingline Advances

Clause	Event	Time

6.1	SA receives UR	D 11.00 am (New York time)

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SCHEDULE 7

FORM OF CONFIDENTIALITY UNDERTAKING

To:	[Existing Bank] National Grid Transco plc

Dear Sirs,

We refer to the Credit Agreement dated [•], 2003 relating to US$1,485,000,000 364-day Multi-currency Revolving Credit (including a US$300,000,000 swingline facility) (the “Credit Agreement”) between, among others, National Grid Transco plc, HSBC Bank plc as Facility Agent and HSBC Bank USA as Swingline Agent.

This is a confidentiality undertaking referred to in Clause 28 (Disclosure of Information) of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this undertaking.

We are considering entering into contractual relations with [insert name of Existing Bank] (the “Bank”) and understand that it is a condition of our receiving information about the Group and its related companies and any Finance Document and/or any information under or in connection with any Finance Document (the “Information”) that we execute this undertaking.

We undertake to treat as confidential any Information and to use the Information solely for the purposes of determining whether or not to enter into contractual relations and to keep any Information under secured and controlled conditions. We will not disclose any of the Information to any third party (other than our directors, officers, employees or professional advisors, in each case who need to know the Information for such purposes and who shall be advised of and agree to those confidentiality obligations) without the prior written consent of National Grid Transco plc.

The foregoing undertakings do not apply to any Information that is publicly available when provided or that thereafter becomes publicly available other than through a breach by us (or by any person to whom disclosure of Information is made as permitted under this undertaking) of the above undertakings, or that is required to be disclosed by us by judicial or administrative process in connection with any action, suit, proceedings or claim or in order to comply with a request from any fiscal, regulatory, monetary or other authority with which we are accustomed to comply or otherwise by applicable law (provided that if we are required to disclose any of the Information we will give you such prior notice and inform you of the full circumstances of that disclosure to the extent permitted by law). Information shall be deemed “publicly available” if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained by us from any source other than the Bank or from you (or its or your directors, officers, employees or outside advisors), provided that such source has not entered into a confidentiality agreement with respect to the Information.

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Without prejudice to any representations and warranties made by the Group in the Credit Agreement, we acknowledge and agree that neither you nor any of your officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Information or any other information supplied by you or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Information or any other information supplied by you or any member of the Group or be otherwise liable to us or any other person in respect of the Information or any such information.

We further acknowledge and agree that you or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted on injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

Subject to the above two paragraphs the terms of this letter may be enforced and relied upon by the parties to this letter only and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

Yours faithfully,

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SIGNATORIES

NATION- AL GRID TRANSCO plc
as Borrower

By: M. COOPER

Address:	1-3 Strand London WC2N 5EH

Fax:	020 7004 3342

Attention:	Malcolm Cooper, Group Treasurer

The Bookrunners

THE BANK OF TOKYO-MITSUBISHI, LTD. as Bookrunner

By: ANDREW TRENOUTH

BARCLAYS CAPITAL as Bookrunner

By: ANNA GOUGH

DRESDNER KLEINWORT WASSERSTEIN LIMITED as Bookrunner

By: SIMEON STEVENS MARTIN BRADLEY

HSBC BANK plc as Bookrunner

By: MARK STAPLEY

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The Mandated Lead Arrangers

ABN AMRO BANK N.V. as Mandated Lead Arranger

By: MARTYN TALPLIN	PAUL MATTHEWS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED as Mandated Lead Arranger

By: R. J. HEYHOE

BANK OF AMERICA, N.A. as Mandated Lead Arranger

By: J. WADE

THE BANK OF NEW YORK as Mandated Lead Arranger

By: JANINE GLEESON

THE BANK OF TOKYO-MITSUBISHI, LTD. as Mandated Lead Arranger

By: ANDREW TRENOUTH

BANK ONE, NA as Mandated Lead Arranger

By: ALASTAIR STEVENSON

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BARCLAYS CAPITAL as Mandated Lead Arranger

By: ANNA GOUGH

BAYERISCHE HYPO-UND VEREINSBANK AG, LONDON BRANCH as Mandated Lead Arranger

By: J. HOLMES	G. SMITH

BAYERISCHE LANDESBANK, LONDON BRANCH as Mandated Lead Arranger

By: MATTHEW WILLIAMS	MATTHEW DUNN

BBVA IRELAND PLC as Mandated Lead Arranger

By: PABLO VALLEJO

CITIBANK N.A. as Mandated Lead Arranger

By: NIELS C. KIRK

COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH as Mandated Lead Arranger

By: JONATHAN BOURNE

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COMMONWEALTH BANK OF AUSTRALIA
as Mandated Lead Arranger

By: BRIAN PARKER

CREDIT LYONNAIS
as Mandated Lead Arranger

By: LIAM O’KEEFE

CREDIT SUISSE FIRST BOSTON
as Mandated Lead Arranger

By: GARRETT LYNSKEY	COLIN HELY-HUTCHINSONS

DEUTSCHE BANK AG LONDON
as Mandated Lead Arranger

By: RICHARD SEDLACEK	MICHAEL STARMER-SMITH

DRESDNER KLEINWORT WASSERSTEIN LIMITED
as Mandated Lead Arranger

By: MARTIN BRADLEY

FLEET NATIONAL BANK
as Mandated Lead Arranger

By: ROBERT SULLIVAN

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HSBC BANK PLC
as Mandated Lead Arranger

By: MARK STAPLEY

ING BANK N.V., LONDON BRANCH
as Mandated Lead Arranger

By: ANJILA THOMAS

JPMORGAN CHASE BANK
as Mandated Lead Arranger

By: KATHRYN JEPSON

LANDESBANK BADEN-WÜRTTEMBERG, LONDON BRANCH
as Mandated Lead Arranger

By: JON MARCH	ALAIN LAVIOLETTE

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, IRISH BRANCH
as Mandated Lead Arranger

By: PETER V. MURRAY	PATRICK SMYTH

MERRILL LYNCH BANK USA
as Mandated Lead Arranger

By: LOUIS ALDER

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MIZUHO CORPORATE BANK, LTD,
as Mandated Lead Arranger

By: CHRIS GRAY

MORGAN STANLEY BANK
as Mandated Lead Arranger

By: SIMON RANKIN

NATIONAL AUSTRALIA BANK LIMITED (A.B.N. 12 004 044 937)
as Mandated Lead Arranger

By: DAVID ROBERTS

ROYAL BANK OF CANADA EUROPE LIMITED
as Mandated Lead Arranger

By: MICHAEL ATHERTON

THE ROYAL BANK OF SCOTLAND PLC
as Mandated Lead Arranger

By: J.P JONES

SOCIÉTÉ GÉNÉRALE
as Mandated Lead Arranger

By: IRFANA ROBB

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SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED
as Mandated Lead Arranger

By: JEREMY SLATER

TD BANK EUROPE LIMITED
as Mandated Lead Arranger

By: JULIE EVANS

WESTLB AG, LONDON BRANCH
as Mandated Lead Arranger

By: RICHARD SAINT	JOHN FINN

The Revolving Facility Banks

ABN AMRO BANK N.V.
as a Revolving Facility Bank

By: MARTYN TAPLIN	PAUL MATTHEWS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
as a Revolving Facility Bank

By: R.J. HEYHOE

BANK OF AMERICA, N.A.
as a Revolving Facility Bank

By: J. WADE

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THE BANK OF NEW YORK
as a Revolving Facility Bank

By: JANINE GLEESON

THE BANK OF TOKYO-MITSUBISHI, LTD.
as a Revolving Facility Bank

By: ANDREW TRENOUTH

BANK ONE, NA
as a Revolving Facility Bank

By: ALASTAIR STEVENSON

BARCLAYS BANK PLC
as a Revolving Facility Bank

By: ANNA GOUGH

BAYERISCHE HYPO-UND VEREINSBANK AG, LONDON BRANCH
as a Revolving Facility Bank

By: J. HOLMES	G. SMITH

BAYERISCHE LANDESBANK, LONDON BRANCH
as a Revolving Facility Bank

By: MATTHEW WILLIAMS	MATTHEW DUNN

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BBVA IRELAND PLC
as a Revolving Facility Bank

By: PABLO VALLEJO

CITIBANK N.A.
as a Revolving Facility Bank

By: NIELS C. KIRK

COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH
as a Revolving Facility Bank

By: JONATHAN BOURNE

COMMONWEALTH BANK OF AUSTRALIA
as a Revolving Facility Bank

By: BRIAN PARKER

CREDIT LYONNAIS
as a Revolving Facility Bank

By: LIAM O’KEEFE

CREDIT SUISSE FIRST BOSTON
as a Revolving Facility Bank

By: GARRETT LYNSKEY	COLIN HELY-HUTCHINSONS

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DEUTSCHE BANK AG LONDON
as a Revolving Facility Bank

By: RICHARD SEDLACEK	MICHAEL STARMER-SMITH

DRESDNER BANK AG LONDON BRANCH
as a Revolving Facility Bank

By: MARTIN BRADLEY

FLEET NATIONAL BANK
as a Revolving Facility Bank

By: ROBERT SULLIVAN

HSBC BANK PLC
as a Revolving Facility Bank

By: MARK STAPLEY

ING BANK N.V., LONDON BRANCH
as a Revolving Facility Bank

By: ANJILA THOMAS

JPMORGAN CHASE BANK
as a Revolving Facility Bank

By: KATHRYN JEPSON

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LANDESBANK BADEN-WÜRTTEMBERG, LONDON BRANCH
as a Revolving Facility Bank

By: JON MARCH	ALAIN LAVIOLETTE

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, IRISH BRANCH
as a Revolving Facility Bank

By: PETER V. MURRAY	PATRICK SMYTH

MERRILL LYNCH BANK USA
as a Revolving Facility Bank

By: LOUIS ALDER

MIZUHO CORPORATE BANK, LTD,
as a Revolving Facility Bank

By: CHRIS GRAY

MORGAN STANLEY BANK
as a Revolving Facility Bank

By: SIMON RANKIN

NATIONAL AUSTRALIA BANK LIMITED (A.B.N. 12 004 044 937)
as a Revolving Facility Bank

By: DAVID ROBERTS

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ROYAL BANK OF CANADA EUROPE LIMITED
as a Revolving Facility Bank

By: MICHAEL ATHERTON

THE ROYAL BANK OF SCOTLAND PLC
as a Revolving Facility Bank

By: J.P JONES

SOCIÉTÉ GÉNÉRALE
as a Revolving Facility Bank

By: IRFANA ROBB

SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED
as a Revolving Facility Bank

By: JEREMY SLATER

TD BANK EUROPE LIMITED
as a Revolving Facility Bank

By: JULIE EVANS

WESTLB AG, LONDON BRANCH
as a Revolving Facility Bank

By: RICHARD SAINT	JOHN FINN

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The Swingline Banks

ABN AMRO BANK N.V.
as a Swingline Bank

By: MARTYN TALPIN	PAUL MATTHEWS

BANK OF AMERICA, N.A.
as a Swingline Bank

By: J. WADE

THE BANK OF NEW YORK
as a Swingline Bank

By: JANINE GLEESON

BANK ONE, NA
as a Swingline Bank

By: ALASTAIR STEVENSON

BARCLAYS BANK PLC LONDON
as a Swingline Bank

By: ANNA GOUGH

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH
as a Swingline Bank

By: CURT SCHADE	THOMAS TAYLOR

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BAYERISCHE LANDESBANK, NEW YORK BRANCH
as a Swingline Bank

By: MATTHEW WILLIAMS	MATTHEW DUNN

BBVA IRELAND plc acting through Banco Bilbao Vizcaya Argentaria S.A.
as a Swingline Bank

By: PABLO VALLEJO

CITIBANK N.A. NEW YORK
as a Swingline Bank

By: NIELS C. KIRK

COMMERZBANK AKTIENGESELLSCHAFT NEW YORK BRANCH
as a Swingline Bank

By: JONATHAN BOURNE

COMMONWEALTH BANK OF AUSTRALIA
as a Swingline Bank

By: BRIAN PARKER

CREDIT LYONNAIS
as a Swingline Bank

By: LIAM O’KEEFE

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CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH
as a Swingline Bank

By: JAY CHALL	CHRISTOPHER LALLY

DEUTSCHE BANK AG NEW YORK BRANCH
as a Swingline Bank

By: MICHAEL STARMER-SMITH

DRESDNER BANK AG NEW YORK
as a Swingline Bank

By: KATHLEEN BERESWILL	HOWARD L. RAMLAL

FLEET NATIONAL BANK
as a Swingline Bank

By: ROBERT SULLIVAN

HSBC BANK PLC
as Swingline Bank

By: MARK STAPLEY

ING BANK N.V., LONDON BRANCH
as a Swingline Bank

By: ANJILA THOMAS

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JPMORGAN CHASE BANK
as a Swingline Bank

By: KATHRYN JEPSON

MERRILL LYNCH BANK USA
as a Swingline Bank

By: LOUIS ALDER

MORGAN STANLEY BANK
as a Swingline Bank

By: SIMON RANKIN

NATIONAL AUSTRALIA BANK LIMITED (A.B.N. 12 004 044 937)
as a Swingline Bank

By: DAVID ROBERTS

ROYAL BANK OF CANADA EUROPE LIMITED
as a Swingline Bank

By: MICHAEL ATHERTON

THE ROYAL BANK OF SCOTLAND PLC
as a Swingline Bank

By: J.P JONES

SOCIÉTÉ GÉNÉRALE
as a Swingline Bank

By: IRFANA ROBB

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TORONTO DOMINION (TEXAS), INC.
as a Swingline Bank

By: MARK CHERRY

WESTLB AG, NEW YORK BRANCH
as a Swingline Bank

By: RI CHARD SAINT	JOHN FINN

HSBC BANK PLC
as Facility Agent

By: JOHN HAIRE

Address:	Level 17
8 Canada Square
London E14 5HQ

Fax:	+ 44 (0) 207 991 4348
Attention:	Debt Finance Support and Agency Services

HSBC BANK USA
as Swingline Agent

By: JOHN HAIRE

Address:	1 HSBC Center
26th Floor
Buffalo, NY 14203

Fax:	+1 716 841 5099
Attention:	Tricia Graham / Donna Riley